Exhibit 4.4

SUMITOMO MITSUI FINANCIAL GROUP, INC.

as Issuer

and

THE BANK OF NEW YORK MELLON

as Trustee

PERPETUAL SUBORDINATED INDENTURE

Dated as of [                ]

i

CROSS REFERENCE SHEET

Cross-reference sheet of provisions of the Trust Indenture Act of 1939 and this Perpetual Subordinated Indenture:

Section of the Act	Section of Perpetual Subordinated Indenture
310(a)(1) and (2)	5.09
310(a)(3) and (4)	Inapplicable
310(a)(5)	Incorporated by Section 318(c)
310(b)	5.10
310(c)	Inapplicable
311(a), (b) and (c)	Incorporated by Section 318(c)
312(a)	3.07
312(b)	Incorporated by Section 318(c)
312(c)	Incorporated by Section 318(c)
313(a)	3.09
313(b)(1)	Inapplicable
313(b)(2)	Incorporated by Section 318(c)
313(c)	Incorporated by Section 318(c)
313(d)	Incorporated by Section 318(c)
314(a)	3.06, 3.08
314(b)	Inapplicable
314(c)(1) and (2)	10.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	10.05
315(a), (c) and (d)	5.01
315(b)	4.11
315(e)	4.12
316(a)(1)	4.09
316(a)(2)	Inapplicable
316(b)	4.07
316(c)	Incorporated by Section 318(c)
317(a)	4.02
317(b)	3.04
318(a)	10.06

Notes: This cross-reference sheet shall not, for any purpose, be deemed to be a part of this Perpetual Subordinated Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act (as defined in this Perpetual Subordinated Indenture), which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein. Sections designated in the cross-reference sheet above as “Incorporated by Section 318(c)” are not physically contained herein but are incorporated automatically by Section 318(c) of the Trust Indenture Act.

v

THIS PERPETUAL SUBORDINATED INDENTURE, dated as of [                ] between Sumitomo Mitsui Financial Group, Inc., a joint stock company (kabushiki kaisha) organized under the laws of Japan (the “Issuer”), and The Bank of New York Mellon, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured and perpetual subordinated bonds, debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Perpetual Subordinated Indenture; and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Perpetual Subordinated Indenture; and

WHEREAS, all things necessary to make this Perpetual Subordinated Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Certain Terms Defined. The following terms (except as otherwise expressly provided herein or in the form of Security or any indenture supplemental hereto, or unless the context otherwise clearly requires) for all purposes of this Perpetual Subordinated Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 1.01. All other terms used in this Perpetual Subordinated Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise clearly requires) have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Perpetual Subordinated Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Perpetual Subordinated Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Additional Amounts” has the meaning set forth in Section 3.05.

“Additional Tier 1 Capital” means any and all items constituting Additional Tier 1 capital under the Applicable Capital Adequacy Regulations and shall also include any successor or substitute term applicable pursuant to the Applicable Capital Adequacy Regulations.

“Additional Tier 1 Instruments” means at any time (i) Additional Tier 1 Liabilities, (ii) any preferred stock issued directly by the Issuer and (iii) any instruments (including preferred shares) issued or created by the Issuer through one of its Special Purpose Corporations; provided that, in the cases of (ii) or (iii) such preferred stock or instrument constitutes Additional Tier 1 Capital. For the avoidance of doubt, this term shall not include any instruments issued or created directly or indirectly by any of the Issuer’s banking subsidiaries, including Sumitomo Mitsui Banking Corporation.

“Additional Tier 1 Liabilities” mean at any time instruments qualifying as the Issuer’s Additional Tier 1 Capital (other than the relevant series of Securities, but including any other series of Securities) that are issued directly by the Issuer and are treated as the Issuer’s liabilities under the Applicable Capital Adequacy Regulations.

“Agent” means any registrar, paying agent, calculation agent, transfer agent or authenticating agent and any successor thereto.

“Applicable Capital Adequacy Regulations” means, at any time, any laws, cabinet orders, ministerial ordinances, public ministerial announcements, guidelines and policies and other published documents of the FSA or other governmental authority each relating to the capital adequacy regulations that are then in effect and applicable to the Issuer, including, without limitation, the Banking Act of Japan (Act No. 59 of 1981) and the Public Ministerial Announcement (kokuji (No. 20 of the FSA Public Ministerial Announcement of 2006, as amended)).

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 5.14 to act on behalf of the Trustee to authenticate Securities.

“Authorized Agent” has the meaning set forth in Section 10.10.

“Bankruptcy Act” means the Bankruptcy Act of Japan (Act No. 75 of 2004), as amended or replaced from time to time.

“Bankruptcy Event” has the meaning set forth in Section 13.01.

“Board” means the Board of Directors of the Issuer, any duly authorized committee of such board or any director or directors and/or officer or officers of the Issuer to whom such Board of Directors or duly authorized committee thereof has duly delegated its authority.

“Board Resolution” means one or more resolutions or determinations to have been duly adopted by the Board, and to be in full force and effect.

“breach” has the meaning set forth in Section 4.04.

“Business Day” means, with respect to any series of Securities, any day that is not a day on which banking institutions in the Place of Payment with respect to such series of Securities and in any other city specified in the form of such series of Securities, are authorized or required by law, regulation or executive order to close.

“Capital Ratio Event” has the meaning set forth in Section 14.01.

“Civil Rehabilitation Act” means the Civil Rehabilitation Act of Japan (Act No. 225 of 1999), as amended or replaced from time to time.

“Clearing Organization” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Clearing Organization by the Issuer pursuant to Section 2.03 until a successor Clearing Organization has become such pursuant to the applicable provisions of this Perpetual Subordinated Indenture, and thereafter “Clearing Organization” shall mean or include each Person who is then a Clearing Organization hereunder, and if at any time there is more than one such Person, “Clearing Organization” as used with respect to the Securities of any such series shall mean the Clearing Organization with respect to the Registered Global Securities of that series.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Perpetual Subordinated Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Companies Act” means the Companies Act of Japan (Act No. 86 of 2005), as amended or replaced from time to time.

“Condition for Liquidation Payment” has the meaning set forth in Section 12.02.

“Consolidated Common Equity Tier 1 Capital Ratio” means, as of any date, the Common Equity Tier 1 risk-weighted capital ratio on a consolidated basis, as calculated in accordance with the Applicable Capital Adequacy Regulations, and shall also include any successor or substitute term applicable pursuant to the Applicable Capital Adequacy Regulations, as of such date.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee in the United States shall, at any particular time, be principally administered, which office is, at the date as of which this Perpetual Subordinated Indenture is dated, located at 240 Greenwich Street, New York, NY 10286, United States of America, Attention: Global Corporate Trust – Sumitomo Mitsui Financial Group, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer).

“Current Principal Amount” means at any time:

(i)

with respect to any series of Securities, the then outstanding principal amount of such series of Securities, being the principal amount of such series of Securities upon issuance, as such amount may be reduced on one or more occasions pursuant to a Going Concern Write-Down and/or reinstated on one or more occasions following a Write-Up, as the case may be, in accordance with the terms of this Perpetual Subordinated Indenture and such series of Securities; or

(ii)

with respect to any Going Concern Loss Absorbing Instruments, the then outstanding principal amount of such Going Concern Loss Absorbing Instruments, as calculated in accordance with its terms and conditions, including the application of loss absorption (including Write-Down or Conversion) or write-up provisions, if any.

“Deposit Insurance Act” means the Deposit Insurance Act of Japan (Act No. 34 of 1971), as amended or replaced from time to time.

“Designated Financial Institution” has the meaning set forth in Section 3.05.

“Distributable Amounts” means, in respect of any interest payment date, with respect to any series of Securities, the distributable amounts (bunpai kano gaku) of the Issuer on such interest payment date calculated in accordance with the Companies Act.

“Dollar” means the coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, its nominees and any successor thereto.

“DTC Procedures” has the meaning set forth in Section 2.12(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FATCA” has the meaning set forth in Section 3.05.

“FSA” means the Financial Services Agency of Japan, or any successor or similar authority.

“Going Concern Loss Absorbing Instrument” means at any time any Additional Tier 1 Instrument that is subject to Write-Down or Conversion upon the occurrence of a Capital Ratio Event pursuant to such instrument’s terms or otherwise.

“Going Concern Write-Down” has the meaning set forth in Section 14.02.

“Going Concern Write-Down Amount” has the meaning set forth in Section 14.01.

“Going Concern Write-Down Date” has the meaning set forth in Section 14.01.

“Going Concern Write-Down Notice” has the meaning set forth in Section 14.05.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean the registered holder of any Security.

“Incorporated Provision” has the meaning set forth in Section 10.06.

“Interest Cancellation Notice” has the meaning set forth in Section 3.17.

“Interest Recipient Information” has the meaning set forth in Section 3.05.

“Issuer” means Sumitomo Mitsui Financial Group, Inc., a joint stock company (kabushiki kaisha) organized under the laws of Japan, and, subject to Article 8, its successors and assigns.

“Liquidation Claim” has the meaning set forth in Section 12.02.

“Liquidation Distributable Amount” has the meaning set forth in Section 12.02.

“Liquidation Event” means a liquidation proceeding (seisan), excluding a special liquidation proceeding (tokubetsu seisan), commenced by or in respect of the Issuer under the Companies Act.

“Liquidation Parity Liabilities” mean liabilities of the Issuer that rank, or are expressed to rank, pari passu, or effectively pari passu, as to liquidation distributions with the Issuer’s liabilities under the relevant series of Securities (including (i) any existing or future Additional Tier 1 Liabilities and (ii) any liabilities which the Issuer may in the future owe to any Special Purpose Corporation and the proceeds of which are applied to liquidation distributions under the perpetual preferred securities issued by such Special Purpose Corporation). For the avoidance of doubt, this term shall not include any instruments issued or created directly or indirectly by any of the Issuer’s banking subsidiaries, including Sumitomo Mitsui Banking Corporation.

“New York Banking Day” means any day, other than a Saturday, Sunday, that is neither a legal holiday in The City of New York nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

“New York Court” has the meaning set forth in Section 10.10.

“Non-Viability Event” has the meaning set forth in Section 13.01.

“Officer’s Certificate” means a certificate signed by any one Responsible Officer of the Issuer duly authorized to execute any such certificate and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act, if applicable, and include (except as otherwise expressly provided in this Perpetual Subordinated Indenture) the statements provided in Section 10.05, if applicable.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer and who shall be reasonably satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act, if applicable, and include the statements provided in Section 10.05, if and to the extent required thereby.

“Original Principal Amount” means with respect to any series of Securities and any Going Concern Loss Absorbing Instruments, the principal amount of such series of Securities or such Going Concern Loss Absorbing Instruments upon initial issuance or creation.

“Outstanding” means, when used with reference to Securities, subject to the provisions of Section 6.04, as of any particular time, all Securities authenticated and delivered by the Trustee under this Perpetual Subordinated Indenture, except:

(a)    Securities theretofore canceled by the paying agent or delivered to the paying agent for cancellation;

(b)    Securities that have been canceled in connection with a Write-Down and Cancellation pursuant to Section 13.02; and

(c)    Securities in substitution for which other Securities have been authenticated and delivered, or which have been paid, pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

“Participant” has the meaning set forth in Section 3.05.

“Perpetual Subordinated Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, including the forms and terms of particular series of Securities established as contemplated hereunder.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity, whether or not having a separate legal personality.

“Place of Payment” means, when used with respect to the Securities of any particular series, the place or places where the principal of and interest, if any, on the Securities of that series are payable, as contemplated in Section 3.02.

“principal” means, when used with respect to the Securities of any particular series, and when the context so requires, the Current Principal Amount of such series of Securities at any relevant time and, where such term is used in relation to any payment, the principal if, when and to the extent due and payable under this Perpetual Subordinated Indenture and such series of Securities. Whenever used with reference to the Securities or any Security or any portion thereof, “principal” shall be deemed to include “and premium, if any.” For the avoidance of doubt, “premium” referred to in the previous sentence means amounts exceeding the face value of a Security payable by the Issuer to the Holders upon redemption or such other event as may be specified in or pursuant to Section 2.03.

“qualified indenture” means an indenture deemed to have been qualified under the Trust Indenture Act pursuant to Section 309 thereunder.

“Quarterly Financial Period End Date” means the last day of each quarterly financial period of the Issuer.

“record date” has the meaning set forth in Section 2.07.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Clearing Organization for such series in accordance with Section 2.03 and bearing the legend prescribed by an applicable form of Security or supplemental indenture.

“Registered Security” means any Security registered on the Security register of the Issuer.

“registrar” or “Security registrar” means each Person keeping a register or registers as contemplated by Section 2.08.

“Reorganization Act” means the Corporate Reorganization Act of Japan (Act No. 154 of 2002), as amended or replaced from time to time.

“Responsible Officer” means, when used with respect to the Trustee, any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer located at the Specified Corporate Trust Office of the Trustee who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each such case, who shall have responsibility for the administration of this Perpetual Subordinated Indenture. When used with respect to the Issuer, “Responsible Officer” means the Chairman of the Board, the President, a Senior Managing Director, a Managing Director, a Director, a General Manager or a Joint General Manager of the Issuer or any other officer or assistant officer of the Issuer customarily performing functions similar to those performed by the persons who at the time shall be such officers and who shall be authorized to provide instruction under this Perpetual Subordinated Indenture to the Trustee.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” or “Securities” has the meaning stated in the first recital of this Perpetual Subordinated Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Perpetual Subordinated Indenture. If the Securities of any series incorporate stock acquisition rights, then the terms “Security” and “Securities” shall be deemed to include such stock acquisition rights.

“Senior Indebtedness” means, unless otherwise specified in an applicable form of Security or supplemental indenture, all liabilities of the Issuer (including liabilities under dated subordinated obligations) other than (i) liabilities under the relevant series of Securities (except for liabilities which have become due and payable prior to the occurrence of a Liquidation Event and remain unpaid), (ii) Liquidation Parity Liabilities and (iii) any liabilities that rank, or are expressed to rank, effectively subordinate in priority of payment as to liquidation distributions to the Issuer’s liabilities under the relevant series of Securities.

“Senior Liquidation Preferred Shares” means the preferred shares of the Issuer ranking most senior in priority of payment as to liquidation distributions.

“Special Purpose Corporation” means any consolidated subsidiary of the Issuer incorporated solely for the purposes of issuing instruments constituting the Issuer’s regulatory capital.

“Special Taxation Measures Act” has the meaning set forth in Section 3.05.

“specially-related person of the Issuer” has the meaning set forth in Section 3.05(i).

“Specified Corporate Trust Office” means The Bank of New York Mellon, Singapore Branch, One Temasek Avenue, #02-01 Millenia Tower, Singapore 039192, Attention: Global Corporate Trust – Sumitomo Mitsui Financial Group, Inc., facsimile: +65 6883 0338, email: ctsgclientservice@bnymellon.com.

“Suspension Period” means the period commencing on the New York Banking Day immediately following the date on which a Write-Down and Cancellation Notice is received by DTC (except that such period may commence on the second New York Banking Day immediately following the day on which a Write-Down and Cancellation Notice is received by DTC, if DTC so determines in its discretion in accordance with its rules and procedures) and ending on (i) the Write-Down and Cancellation Date in the case of the occurrence of a Non-Viability Event, or (ii) the date on which DTC writes down the full principal amount of the Securities pursuant to its rules and procedures in the case of the occurrence of a Bankruptcy Event, as applicable.

“Tax Documentation” has the meaning set forth in Section 2.12(b).

“Tax Exemption Application” has the meaning set forth in Section 3.05.

“Taxes” has the meaning set forth in Section 3.05.

“Total Going Concern Write-Down Amount” has the meaning set forth in Section 14.01.

“Trust Indenture Act” means (except as otherwise provided in Article 7) the Trust Indenture Act of 1939 as in force at the date as of which this Perpetual Subordinated Indenture was originally executed; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person so identified in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee.

“Write-Down and Cancellation” has the meaning set forth in Section 13.02.

“Write-Down and Cancellation Date” has the meaning set forth in Section 13.01.

“Write-Down and Cancellation Notice” has the meaning set forth in Section 13.06.

“Write-Down or Conversion” means, with respect to any Going Concern Loss Absorbing Instrument, the write-down or, if applicable, conversion of all or part of such instrument’s outstanding principal amount (including an acquisition by a holder of such Going Concern Loss Absorbing Instrument of shares of common stock in exchange for all or part of such Going Concern Loss Absorbing Instrument pursuant to the Companies Act).

“Write-Up” has the meaning set forth in Section 14.06.

“Write-Up Amount” has the meaning set forth in Section 14.06.

“Write-Up Date” has the meaning set forth in Section 14.06.

“Write-Up Event” has the meaning set forth in Section 14.06.

“Write-Up Instrument” means any Going Concern Loss Absorbing Instrument that includes provisions requiring or permitting the reinstatement of previously written-down principal amounts equivalent to, or substantially equivalent to, those applicable to the relevant series of Securities.

“Write-Up Notice” has the meaning set forth in Section 14.07.

ARTICLE 2

SECURITIES

Section 2.01.    Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Perpetual Subordinated Indenture) as shall be established by or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Perpetual Subordinated Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends (not inconsistent with the provisions of this Perpetual Subordinated Indenture) as may be required to comply with any law, or with any rules or regulations pursuant thereto, or with any rules of any securities exchange, or to conform to general usage, all as may be determined by the officer or officers executing such Securities, as evidenced by its or their execution of the Securities.

The definitive Securities shall be printed or lithographed on security printed paper or may be produced in any other manner, all as determined by the officer or officers executing such Securities, as evidenced by its or their execution of such Securities.

Section 2.02.    Form of Trustee’s Certification of Authentication. Subject to the provisions of Section 5.14, the Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Perpetual Subordinated Indenture.

Dated:	The Bank of New York Mellon

as Trustee

By:
Name:
Title:

Section 2.03.    Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Perpetual Subordinated Indenture is unlimited.

The Securities may be issued in one or more series, and, unless provided for otherwise in or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in an indenture supplemental hereto, each such series shall at all times rank pari passu among themselves and at least equally and ratably with all indebtedness of the Issuer that is subordinated to Senior Indebtedness. As described under Article 12, upon the occurrence of a Liquidation Event, the obligations of the Issuer pursuant to the Securities shall be subordinated in right of payment to all Senior Indebtedness; provided, however, that Securities issued pursuant to this Perpetual Subordinated Indenture may be subject to the Write-Down and Cancellation and Going Concern Write-Down provisions under Articles 13 and 14, respectively.

The Securities shall be perpetual obligations of the Issuer in respect of which there is no fixed maturity or mandatory redemption date.

There shall be established in or pursuant to a Board Resolution and set forth in one or more Officer’s Certificates, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)    the issue date of the Securities;

(b)    the title and type of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(c)    the ranking of the Securities, if different from the terms and provisions set forth herein;

(d)    the initial principal amount of the Securities and any limits upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Perpetual Subordinated Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.08, 2.09, 2.11, 4.03 or 11.06);

(e)    the denominations in which Securities of the series shall be issuable, if different from the terms and provisions set forth herein;

(f)    if other than Dollars, the coin or currency in which the Securities of the series are denominated;

(g)    the date or dates, if any and to the extent applicable, on which the principal of the Securities of the series is payable;

(h)    the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates (in the case of Registered Securities) for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(i)    if the amount of principal or any premium or interest on the Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(j)    the manner in which, and the place or places where, if applicable, the principal of and any interest on the Securities of the series shall be payable (subject to the provisions of Section 3.02);

(k)    the right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation, in the case of interest cancellation right or requirement, if different from the terms and provisions set forth herein;

(l)    if applicable, any other or different subordination events or liquidation events, modification or elimination of any acceleration rights or covenants with respect to the Securities of the series and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the Securities to qualify as capital for regulatory, rating or other purposes;

(m)    any conversion or exchange features of the Securities;

(n)    whether and under what circumstances the Issuer will pay Additional Amounts on the Securities of the series for any tax, assessment or governmental charge withheld or deducted and, if so, whether it will have the option to redeem those Securities rather than pay the Additional Amounts, in each case, if other than as provided herein;

(o)    the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

(p)    the terms of the contractual subordination, write-down and cancellation, going concern write-down, write-up of principal provisions of the Securities of the series and any other provisions relevant to any of the same, if different from the terms and provisions set forth herein;

(q)    any trustees, authenticating agents, paying agents, transfer agents, registrars or any other agents with respect to the Securities of the series;

(r)    any restrictions applicable to the offer, sale or delivery of the Securities;

(s)    any provisions for the discharge of our obligations relating to the Securities, if different from the provisions set forth herein;

(t)    if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(u)    whether the series of Securities may be reopened in a manner consistent with the terms of this Perpetual Subordinated Indenture, without the consent of the Holders of the Securities of the series, for increases in the aggregate principal amount of the series or for the establishment of additional terms with respect to the Securities of the series;

(v)    any write-down, write-up, bail-in or other provisions applicable to a particular series of Securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA or other applicable regulatory authority;

(w)    if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be provable in liquidation or similar proceedings pursuant to Section 4.02;

(x)    if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of the series shall be payable;

(y)    if the principal of or interest on the Securities of the series is to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(z)    if the amounts of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined;

(aa)    whether the Securities of the series will be issuable as Registered Securities (and, if so, whether such Securities will be issuable as Registered Global Securities and, in such case, the respective Clearing Organization for such Registered Global Securities) and any restrictions applicable to the offer, sale, transfer, exchange or delivery of Registered Securities or the payment of interest thereon not otherwise specified herein;

(bb)    whether the Securities of the series shall be excluded from participation with the Securities of other series or otherwise differentiated from the Securities of other series in relation to any matter in respect of which the Securities generally or Securities of more than one series are contemplated by this Perpetual Subordinated Indenture to act together or otherwise be treated or affected collectively; and

(cc)    any other terms of the Securities of the series, which terms shall not be inconsistent with the provisions of this Perpetual Subordinated Indenture.

All Securities of any one series shall be substantially identical except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid, except as may otherwise be provided in or pursuant to a Board Resolution and set forth in one or more Officer’s Certificates or in one or more indentures supplemental hereto, as referenced above. Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series without the consent of any Holder.

Section 2.04.    Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Perpetual Subordinated Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities upon and in accordance with the written order of the Issuer, signed by any one Responsible Officer of the Issuer duly authorized to execute any such order, without any further action by the Issuer. In authenticating such Securities and accepting the additional responsibilities under this Perpetual Subordinated Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 5.01) shall be fully protected in relying upon:

(a)    a copy of any Board Resolution relating to such series certified by a Responsible Officer of the Issuer, which shall constitute approval and due authorization for the actions of the Issuer in respect of the transactions contemplated hereby;

(b)    an executed supplemental indenture, if any;

(c)    one or more Officer’s Certificates setting forth the form and terms of the Securities as required pursuant to Sections 2.01 and 2.03, respectively, and prepared in accordance with Section 10.05; and

(d)    an Opinion of Counsel, prepared in accordance with Section 10.05, to the effect that

(i)    the form or forms and terms of such Securities have been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by Sections 2.01 and 2.03 in conformity with the provisions of this Perpetual Subordinated Indenture;

(ii)    such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; and

(iii)    covers such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.04 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.05.    Execution of Securities. The Securities shall be signed on behalf of the Issuer by one (or, if so specified in an indenture supplemental hereto, more than one) Responsible Officer of the Issuer, and such signature may, but need not, be attested. Such signature may be the manual or facsimile signature of the present or any future such officer. Typographical and other minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any Responsible Officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the relevant Security shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer. Any Security may be signed on behalf of the Issuer by any such persons as, at the actual date of the execution of such Security, shall be a Responsible Officer of the Issuer, although at the date of the execution and delivery of this Perpetual Subordinated Indenture such person was not such an officer.

Section 2.06.    Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in an authorized form herein recited, executed by or on behalf of the Trustee by the manual signature of an authorized officer of the Trustee or, as contemplated by Section 5.14, by an Authenticating Agent, shall be entitled to the benefits of this Perpetual Subordinated Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee or Authenticating Agent upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Perpetual Subordinated Indenture.

Section 2.07.    Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as Registered Securities and in minimum denominations as shall be specified as contemplated by Section 2.03. The Securities of any series shall be issuable in denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof, or such other denominations and integral multiples as the Issuer may designate in an indenture supplemental hereto or in or pursuant to a Board Resolution under which such series of Securities is issued and set forth in one or more Officer’s Certificates. The Securities shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officer or officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication and shall bear interest, if any, from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.03.

The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to such series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent that the Issuer does not pay the interest due on such interest payment date for such series (and to the extent such interest is not otherwise cancelled pursuant to any provision herein), in which case such unpaid interest shall be paid to the persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such previously unpaid interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Securities of such series not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date for the Securities of any particular series (except a date for payment of previously unpaid interest) shall mean the date specified as such in the terms of such Securities, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.08.    Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Registered Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. The register will include notations as to whether the Securities have been paid, fully or partially written down, written up or cancelled, and, in the case of mutilated, destroyed, stolen or lost Securities, whether such Securities have been replaced. In the case of the replacement of any of the Securities, such records will include notations of each Security so replaced, and the Security issued in replacement thereof. In the case of the full or partial write-down, write-up or the cancellation of any of the Securities, such records will include notations of each Security so fully or partially written down, written up or cancelled and the date on which such Security was fully or partially written down, written up or cancelled. At all times during normal business hours on Business Days such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name or names of the transferee or transferees, a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a new Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.02, and the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Security or Securities of the same series which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or its attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of the Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Perpetual Subordinated Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.09.    Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, upon the request of the Trustee, the Agents or the Holder thereof, the Issuer in its discretion may execute, and, upon the written request of any Responsible Officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. In every case of mutilation or defacement, the applicant shall surrender the Security to the Trustee or such agent.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security which has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section 2.09, by virtue of the fact that any such Security is destroyed, lost or stolen, shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Perpetual Subordinated Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10.    Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the paying agent, shall be delivered to the paying agent for cancellation or, if surrendered to the paying agent, shall be canceled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Perpetual Subordinated Indenture. The paying agent shall dispose of canceled Securities held by it in accordance with the paying agent’s procedures for the disposition of canceled securities in effect as of the date of such disposition and, upon prior written request, deliver a certificate of disposition to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the paying agent for cancellation. Any Write-Down and Cancellation Notice delivered to the paying agent shall include a request to cancel the Securities subject to the Write-Down and Cancellation, and the paying agent and registrar shall effect such cancellation.

Section 2.11.    Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute, and the Trustee shall authenticate and deliver, temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Perpetual Subordinated Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Issuer shall execute and furnish definitive Securities of such series, and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Perpetual Subordinated Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.03.

Section 2.12.    Japanese Withholding Tax.

(a)    In compliance with Japanese tax laws and the practices of taxing authorities in Japan, in respect of any interest payment on a series of Securities issued in global or book-entry form pursuant to this Perpetual Subordinated Indenture or any supplemental indenture hereto, any paying agent shall act in accordance with the “Working Draft of Operating Manual on Japanese Withholding Tax on Certain International Issues Held Through DTC” as published by notice of DTC (the “DTC Procedures”), if DTC is acting as Clearing Organization with respect to such series or with respect to depositary interests representing the Securities of such series, or in accordance with such other similar procedures as may be established by another Clearing Organization. Except as otherwise provided in this Perpetual Subordinated Indenture, any such paying agent shall be responsible only for performing such services as are specifically provided for in the DTC Procedures or such other procedures actually known by the paying agent, as applicable and as may be amended or modified and communicated to the paying agent from time to time. Any such paying agent and the Issuer may rely on the information provided in the claim for exemption from Japanese withholding taxes and other documentation in the absence of actual knowledge to the contrary.

(b)    If any interest payment on a series of Securities is due to be made hereunder, and if and so long as payments of interest (if any) by the Issuer to any paying agent may be made without withholding or deduction for or on account of Japanese tax only upon receipt of certifications, claims for exemption, notifications or other documentation in compliance with Japanese tax law requirements (“Tax Documentation”), the relevant paying agent, at the direction of the Issuer, shall (i) collect the required Tax Documentation from the Clearing Organization (or Holders of the Securities, if definitive Securities representing such series have been issued); (ii) provide any required confirmations of information available to it; and (iii) deliver such Tax Documentation to, or on the order of, the Issuer via facsimile no later than one Business Day prior to the relevant interest payment date, followed by first class mail or express courier at the address stipulated in Section 10.04, for filing with the relevant Japanese district tax office. Any such paying agent may rely on the information provided in Tax Documentation (including, where relevant, supporting documentation) in the absence of actual knowledge that such information is incorrect.

(c)    If the beneficial owner of the Securities satisfies the requirements for claiming an exemption from Japanese withholding tax only on or after the day immediately preceding the relevant interest payment date, the Issuer or the paying agent acting at the direction of the Issuer shall have no obligation to treat such beneficial owner as being eligible for exemption from Japanese withholding tax or to repay any amount withheld to the Holder.

(d)    If (i) subsequent to making a payment on the Securities without withholding or deduction of Japanese taxes the Issuer is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive Additional Amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the Securities) shall be required to reimburse the Issuer, in Japanese yen, for the amount remitted by the Issuer to the Japanese taxing authority. The Issuer shall notify, directly or through a paying agent or relevant Clearing Organization, such beneficial owner of the amount to be reimbursed to the Issuer.

(e)    The paying agent shall furnish forms of certifications to Holders upon request, only if the Securities are in certificated or definitive form, subject to receiving such forms of certifications from the Issuer, and shall use reasonable endeavours to assist Holders in claiming available exemptions, but shall not be liable for a Holder’s failure to qualify for such an exemption. Neither the Issuer nor the paying agent shall have any liability for any withholding of tax arising as a result of a late delivery of the required Tax Documentation or incorrectly completed Tax Documentation.

Based on the Tax Documentation received, the paying agent will make the appropriate calculations of interest payable after making the relevant deductions in accordance with this Section 2.12.

The paying agent shall retain copies of Tax Documentation for a period of five years as calculated under Japanese tax law and shall make such documentation available for inspection by the Issuer and any relevant tax authorities in Japan upon written request given reasonable notice from the Issuer.

Section 2.13.    CUSIP Numbers, ISIN Numbers and Common Codes. The Issuer, in issuing the Securities of any series, may use CUSIP numbers, ISIN numbers and/or common codes, if then generally in use, and, if so, the Trustee shall use such CUSIP numbers, ISIN numbers and/or common codes in notices provided hereunder of Securities of such series as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any notified event or action shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP numbers, ISIN numbers or common codes for any Securities Outstanding.

ARTICLE 3

COVENANTS

Section 3.01.    Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the Holders of Securities of each series of Securities (subject to the interest cancellation provisions set forth in this Article 3, the Write-Down and Cancellation and Going Concern Write-Down provisions set forth in this Perpetual Subordinated Indenture or other similar provisions that may be established pursuant to Section 2.03) that it will duly and punctually pay or cause to be paid, if and to the extent due, the principal of, and interest on, each of the Securities of such series (together with any Additional Amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities. Subject to any other provisions that may be established pursuant to Section 2.03, the interest on Securities (together with any Additional Amounts payable pursuant to the terms of such Securities) shall be payable, if and to the extent due, only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer (in the case of Registered Securities) or at such other addresses as may be specified in the written orders of the Holders. The Trustee shall not be responsible in any manner whatsoever to pay any administrative costs imposed by banks in connection with the making of any payments by wire transfer.

All payments in respect of the Securities will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as provided in Section 3.05, no Additional Amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations. Any amount withheld from payments on the Securities will be treated as paid to the Holders thereof.

Section 3.02.    Offices for Payments, Registration, etc. So long as any of the Securities of any series remains Outstanding, the Issuer will maintain in each Place of Payment for such series an office or agency (a) where the Securities of such series may be presented or surrendered for payment, (b) where Registered Securities of such series may be presented or surrendered for registration or registration of transfer and for exchange as provided in this Perpetual Subordinated Indenture and (c) where notices and demands to or upon the Issuer in respect of the Securities of such series or of this Perpetual Subordinated Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office to be maintained by it for each such purpose in relation to Registered Securities. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

The Issuer may from time to time designate one or more offices or agencies (in addition to or in lieu of the office or agency established pursuant to the preceding paragraph) where the Securities of a series may be presented or surrendered for payment and where Registered Securities of that series may be presented or surrendered for registration or registration of transfer as provided in this Perpetual Subordinated Indenture, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section 3.02. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03.    Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.04.    Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,

(a)    that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee;

(b)    that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable; and

(c)    that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Section 3.04(b) above.

The Issuer will, on or prior to 10:00 a.m., New York City time, on any due date of the principal of or interest on the Securities of such series deposit or cause to be deposited with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action. The paying agent shall not be bound to make any payment until it has received in immediately available and cleared funds the full amount due to be paid to it pursuant to this Section 3.04(c).

If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before any due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this Section 3.04 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to the provisions of Sections 9.03 and 9.04.

Section 3.05.    Payment of Additional Amounts. Unless otherwise established in accordance with Section 2.03, all payments of principal and interest in respect of the Securities will be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax (“Taxes”) unless such withholding or deduction is required by law. In such event, the Issuer shall pay to a Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Securities under any of the following circumstances:

(i)    the Holder or beneficial owner of the Securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of such Securities by reason of its

(A) having some connection with Japan other than the mere holding of such Securities or (B) being a person having a special relationship with the Issuer as described in Article 6, paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act” and, each such person, a “specially-related person of the Issuer”);

(ii)    the Holder or beneficial owner of the Securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Tax Exemption Application (as defined below) to the relevant paying agent to whom the relevant Securities are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international Clearing Organization to such paying agent;

(iii)    the Holder or beneficial owner of the Securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) that complies with the requirement to provide Interest Recipient Information or to submit a Tax Exemption Application and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by the Issuer by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant Securities through a payment handling agent in Japan appointed by it);

(iv)    the withholding or deduction is imposed on a payment pursuant to European Council Directive 2003/48/EC or any other directive amending, supplementing or implementing such Directive, or any law implementing such directives;

(v)    the Securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Securities became due or after the full payment was provided for, whichever occurs later, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days;

(vi)    the withholding or deduction is imposed on a Holder or beneficial owner who could have avoided such withholding or deduction by presenting its Securities (where presentation is required) to another paying agent maintained by the Issuer;

(vii)    the Holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such Additional Amounts had it been the Holder of such Security; or

(viii)    any combination of the above.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Where Securities are held through a participant of an international Clearing Organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Issuer for or on account of Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act (a “Designated Financial Institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant Securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such Taxes (“Interest Recipient Information”), and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Issuer).

Where Securities are not held through a Participant, in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Designated Financial Institution, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Tax Exemption Application”), in a form obtainable from the paying agent stating, inter alia, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the Securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the Tax Exemption Application, together with documentary evidence regarding its identity and residence.

By subscribing to the Securities as part of the distribution by the underwriters under the applicable underwriting agreement, an investor shall be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Designated Financial Institution.

The Issuer shall make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. The Issuer shall use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge, and if certified copies are not available, the Issuer shall use reasonable efforts to obtain other evidence satisfactory to the Trustee, and the Trustee shall make such certified copies or other evidence available to the Holders or beneficial owners upon reasonable request to the Trustee.

If (i) subsequent to making a payment on the Securities without withholding or deduction of Japanese taxes the Issuer is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive Additional Amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of such Securities) shall be required to reimburse the Issuer, in Japanese yen, for the amount remitted by the Issuer to the Japanese taxing authority.

The obligation to pay Additional Amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on the Securities; provided that, except as otherwise set forth in the Securities and in this Perpetual Subordinated Indenture, the Issuer shall pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of this Perpetual Subordinated Indenture or as a consequence of the initial issuance, execution, delivery or registration of the Securities.

Section 3.06.    Certificate of the Issuer. So long as any Securities are Outstanding under this Perpetual Subordinated Indenture, the Issuer will furnish to the Trustee within 180 days of the end of the Issuer’s fiscal year each year (beginning with the year following the first issuance of any Securities pursuant to this Perpetual Subordinated Indenture) a brief certificate (which need not comply with Section 10.05) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Perpetual Subordinated Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Perpetual Subordinated Indenture), which certificate shall comply with the requirements of the Trust Indenture Act.

Section 3.07.    Securityholders Lists. If and so long as the Trustee shall not be the Security registrar for the Securities of any series, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act (a) not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing securities in each year, and (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 3.08.    Reports by the Issuer. The Issuer covenants to file with the Trustee, within 30 days after the Issuer files the same with the Commission, copies of any annual reports and of the information, documents and other reports that the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 3.09.    Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before April 1 in each year following the date hereof, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

Section 3.10.    Agreement to Interest Cancellation. Each Holder or beneficial owner of a Security, by its acquisition of such Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that, to the extent and in the manner set forth herein or in the Securities that:

(a)    no amount of interest (including Additional Amounts with respect thereto, if any) shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Issuer at its sole discretion and/or (y) required to be cancelled (in whole or in part), as a result of optional or mandatory interest payment cancellation provisions set forth in Sections 3.11 and 3.12, as applicable;

(b)    a cancellation of interest (including Additional Amounts with respect thereto, if any) (in each case, in whole or in part) in accordance with the terms of the Securities or this Perpetual Subordinated Indenture shall not constitute a default or breach in payment or otherwise under the terms of the Securities or this Perpetual Subordinated Indenture, as applicable;

(c)    interest (including Additional Amounts with respect thereto, if any) will only be due and payable on an interest payment date to the extent it is not cancelled in accordance with the provisions set forth in Sections 3.11 and 3.12;

(d)    any interest (including Additional Amounts with respect thereto, if any) cancelled (in each case, in whole or in part) in the circumstances provided in Sections 3.11 and 3.12 shall not be due and shall not accumulate or be payable at any time thereafter, and Holders or beneficial owner of the Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation;

(e)    except as otherwise described in the Securities or prohibited by applicable law or regulations, the Issuer has the right to use the funds from cancelled payments of interest (including Additional Amounts with respect thereto, if any) without restriction; and

(f)    such Holder or beneficial owner shall be deemed to have authorized, directed and requested DTC and any other intermediary and the paying agent to take any and all necessary action, if required, to implement an interest payment cancellation of the Securities without any further action or direction on the part of such Holder.

Section 3.11.    Optional Cancellation of Interest Payments. If the Issuer determines that it is necessary to cancel payment of the interest on any series of Securities at any time and in its sole discretion, the Issuer may cancel payment of all or part of the interest accrued on such series of Securities on an interest payment date. The Issuer may cancel any payment of all or part of interest pursuant to the foregoing, even if no cancellation of interest is required or the amount so cancelled exceeds the amount the Issuer is required to cancel pursuant to the mandatory interest cancellation provisions in Section 3.12.

If the Issuer determines not to make an interest payment (or if the Issuer determines to make a payment of a portion, but not all, of such interest payment) on any interest payment date, such non-payment will be deemed to be an effective cancellation of such interest payment (or the portion of such interest payment not paid) without any further action being taken or any other condition being satisfied.

Section 3.12.    Mandatory Cancellation of Interest Payments. The Issuer shall be prohibited from paying, and shall cancel, all or part of the interest on any series of Securities on an interest payment date (including the Additional Amounts with respect thereto, if any), if, and to the extent that, on such interest payment date, the amount of Distributable Amounts is less than the sum of (1) the aggregate amount of interest that should have been paid in respect of such series of Securities on such interest payment date, (2) the aggregate amount of interest and dividends that should have been paid in respect of any Additional Tier 1 Instruments on the same date as such interest payment date (disregarding the effect of any non-business day adjustments); and (3) the aggregate amount of interest and dividends paid in respect of such series of Securities and Additional Tier 1 Instruments, excluding amounts already deducted from Distributable Amounts, on or after the first day of the fiscal year of the Issuer in which such interest payment date falls and before such interest payment date (disregarding the effect of any non-business day adjustments).

For the purposes of the preceding paragraph, (i) the amounts of interest in respect of any series of Securities and any Additional Tier 1 Instruments shall be deemed to include additional amounts (meaning Additional Amounts in the case of the Securities, or their equivalent under the Additional Tier 1 Instruments), if any; and (ii) the amounts of interest or dividends in respect of any series of Securities and any Additional Tier 1 instruments that are denominated in a currency other than Japanese yen shall be calculated in Japanese yen, and the amount of interest on any series of Securities that is required to be cancelled on the relevant interest payment date (if any) shall initially be calculated in Japanese yen and converted into the currency in which such series of Securities are denominated, each in a manner that the Issuer deems appropriate. The Trustee and the paying agent shall not be required to calculate or verify any amount or monitor the compliance by the Issuer of its obligations under Article 3.

Section 3.13.    Calculating Interest Payments upon the Occurrence of a Capital Ratio Event or Write-Up of the Securities. (a) Except in the circumstances where a Write-Up Date occurs during an interest period as set forth in the following paragraph (b), if one or more Capital Ratio Events occur during an interest period, the Securities of a series shall, for the entirety of such interest period, bear interest based on the Current Principal Amount of the Securities of such series (after giving effect to the Going Concern Write-Downs, as if the Going Concern Write-Downs resulting from such Capital Ratio Events had occurred on the first day of such interest period) on the immediately following interest payment date.

(b)    If a Write-Up Date occurs during an interest period, the Securities of a series shall bear interest for such interest period as follows:

(i)    for the portion of the interest period beginning on, and including, the first day of such interest period and ending on, but excluding, the relevant Write-Up Date (the “pre-Write-Up Period”), the Securities of such series shall bear interest based on the Current Principal Amount of the Securities of such series on the date immediately preceding the Write-Up Date, without giving effect to the Write-Up; and

(ii)    for the portion of the interest period beginning on, and including, the Write-Up Date and ending on, but excluding, the immediately following interest payment date (the “post-Write-Up Period”), the Securities of such series shall bear interest on the Current Principal Amount of the Securities of such series (after giving effect to the Write-Up) on the immediately following interest payment date; provided, however, that if one or more Capital Ratio Events occurs during the post-Write-Up Period, then for the post-Write-Up Period, the Securities of such series shall bear interest based on the Current Principal Amount of the Securities of such series (after giving effect to the Write-Up as well as the Going Concern Write-Downs, as if the Going Concern Write-Downs resulting from such Capital Ratio Events had occurred on the first day of the post-Write-Up Period) on the immediately following interest payment date.

Notwithstanding the foregoing, if (x) a Write-Up Date occurs during an interest period, (y) one or more Capital Ratio Events occurs during the post-Write-Up Period, and (z) the Current Principal Amount of the Securities of such series (after giving effect to the Going Concern Write-Downs as if the Going Concern Write-Downs resulting from such Capital Ratio Events had occurred on the first day of the post-Write-Up Period) on the immediately following interest payment date is less than the Current Principal Amount of the Securities of such series on the date immediately preceding the Write-Up Date, then the Securities of such series shall, for the entirety of such interest period, including the pre-Write-Up Period, bear interest based on the Current Principal Amount of the Securities of such series (after giving effect to the Going Concern Write-Downs, as if the Going Concern Write-Downs resulting from such Capital Ratio Events had occurred on the first day of such interest period) on the immediately following interest payment date.

(c)    If, during any interest period, more than one Write-Up occurs, interest for such period shall be calculated by the Issuer in a manner that the Issuer deems appropriate based on the general principles used to calculate interest on the relevant series of Securities described in the immediately preceding paragraphs and the Applicable Capital Adequacy Regulations.

Section 3.14.    Cessation of Accrual of Interest. Notwithstanding anything to the contrary contained in the terms of the Securities, no interest shall accrue on the Securities (i) after the date fixed for redemption, or (ii) during any period where a Liquidation Event occurs and continues.

Section 3.15.    Effect of a Cancellation of Interest Payment; Dividend Stopper. Interest payments are non-cumulative, and any interest amount (including Additional Amounts with respect thereto, if any), the payment of which is cancelled (in whole or in part) either in the Issuer’s discretion under Section 3.11 or because such cancellation is mandatory pursuant to Section 3.12, will be deemed not to have accrued and will not be due and payable at any time thereafter, and the Issuer shall be discharged and released from any and all of its obligations to pay such cancelled interest (and Additional Amounts with respect thereto, if any) on the Securities. Non-payment of such cancelled interest (or Additional Amount with respect thereto, if any) shall not constitute a breach, a default, an event of default or an event of acceleration under the terms of the Securities or this Perpetual Subordinated Indenture. Accordingly, Holders of the Securities will not have any claim therefor, whether or not interest is paid in respect of any other period.

If the Issuer determines to cancel an interest payment on the Securities of a series (in whole or in part) in its sole discretion under Section 3.11 or because cancellation is required pursuant to Section 3.12 on an interest payment date, (i) the Issuer shall determine to cancel payments of interest and dividends in respect of any Additional Tier 1 Liabilities that are due and payable on the same date as such interest payment date for the

Securities of such series (disregarding the effect of any non-business day adjustments) by at least the same ratio by which the Issuer determines to cancel the interest payment on the Securities of such series on such interest payment date; and (ii) until such time that the Issuer has first determined to resume payment in full of interest due on the Securities of such series on an interest payment date after cancelling all or part of a payment of interest on the Securities, or, if earlier, such time that all of the Securities of such series have been redeemed or repurchased in accordance with their terms, the Issuer shall procure that its board of directors shall not resolve, or present its own proposal at a general meeting of shareholders, to make a payment of a cash dividend on the Issuer’s common stock.

Each Holder or beneficial owner of Securities by its acceptance thereof shall thereby agree that if any payment of interest in respect of the Securities all or part of which should have not been paid to such Holder upon the proper application of the optional or mandatory interest payment cancellation provisions in this Perpetual Subordinated Indenture is made to such Holder, such payment shall be deemed null and void, and such Holder or the Trustee or paying agent (to the extent it has not paid such amount to any Holder) (as the case may be) shall be obliged to return the amount of the payment within ten days after receiving notice of the payment, and shall also thereby agree that any liabilities of the Issuer to such Holder or in respect of interest on the Securities which was cancelled under the optional or mandatory interest payment cancellation provisions in this Perpetual Subordinated Indenture shall not be set off against any liabilities of such holder owed to the Issuer.

Section 3.16.    Applicability of Sections 3.11, 3.12, 3.13, 3.14, 3.15; Subject to Other Provisions. The interest cancellation provisions of Sections 3.11, 3.12, 3.13, 3.14, 3.15 shall be applicable to the Securities of any series, except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Notwithstanding anything to the contrary contained in the terms of the Securities, any interest payments under the Securities shall be subject to the Going Concern Write-Down provisions, the Write-Down and Cancellation provisions, the Write-Up provisions, the cancellation of interest payment provisions, and the subordination provisions, each as provided herein or in the terms of the Securities.

Section 3.17.    Notice of Interest Cancellation. If the Issuer determines to cancel all or part of a payment of interest on a series of Securities in its sole discretion under Section 3.11 or because such cancellation is required under Section 3.12, the Issuer shall endeavor to deliver a written notice of such cancellation to the Holders of the Securities, the Trustee and the Agents in accordance with the terms of this Perpetual Subordinated Indenture at least five Business Days prior to the relevant interest payment date. Such notice, substantially in the form attached hereto as Exhibit A (an “Interest Cancellation Notice”), shall include the ratio by which the interest payment under such series of Securities is determined by the Issuer to be cancelled and the aggregate amount of interest on all of such series of Securities to be paid (if any) on the relevant interest payment date in accordance with such ratio. Any failure or delay by the Issuer to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest payment, nor give Holders of the Securities any rights as a result of such failure.

Section 3.18.    Statement by Officers as to Breach. The Issuer shall deliver to the Trustee, reasonably promptly after the Issuer becomes aware of the occurrence of any event which, with notice or the lapse of time or both, would constitute a breach, an Officer’s Certificate setting forth the details of such event and the action which the Issuer proposes to take with respect thereto.

ARTICLE 4

LIMITED REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS

Section 4.01.    No Events of Default or Rights of Acceleration; Liquidation Claim Upon Liquidation Event. Non-payment of principal of or interest on any series of the Securities (including Additional Amounts with respect thereto, if any) or breach of any covenant in this Perpetual Subordinated Indenture or the Securities or any other event shall not constitute an event of default or an event of acceleration under this Perpetual Subordinated Indenture or the Securities or give rise to any right of the Holders or the Trustee to declare the principal of or interest on any series of Securities to be due and payable or accelerate any payment of such principal or interest, and there are no events of default or circumstances in respect of the Securities that entitle the Holders of Securities or the Trustee to require that the Securities become immediately due and payable.

Upon the occurrence and continuation of a Liquidation Event, Holders of the Securities shall have a Liquidation Claim, payment of which is subject to the subordination provisions described in Article 12 of this Perpetual Subordinated Indenture.

Section 4.02.    Trustee May File Proof of Claim. In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities for its liquidation, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or otherwise, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a)    to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation to the Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and costs properly incurred, and all advances made, by the Trustee and each predecessor trustee, except as a result of negligence, bad faith or willful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,

(b)    unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a liquidator, trustee, receiver or custodian in liquidation proceedings or person performing similar functions in comparable proceedings, and

(c)    to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any liquidator, trustee, receiver, custodian or similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and costs properly incurred, all amounts for which the Trustee and any Agent are entitled to indemnification under or pursuant to this Perpetual Subordinated Indenture and all advances made by the Trustee and each predecessor trustee except as a result of negligence, bad faith or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of liquidation affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding, except, as aforesaid, to vote for the election of a liquidator or similar person.

All rights of action and of asserting claims under this Perpetual Subordinated Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Perpetual Subordinated Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 4.03.    Application of Proceeds. Any monies collected by the Trustee pursuant to this Article in respect of any series shall be applied, subject to Articles 3, 12, 13 and 14 hereof, in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of fees, costs and expenses applicable to such series in respect of which monies have been collected, including compensation to the Trustee, each predecessor trustee, any Agent and their respective agents and attorneys and of all expenses and costs properly incurred (including any amounts to which the Trustee, each predecessor trustee or any Agent are entitled to indemnification by the Issuer under or pursuant to this Perpetual Subordinated Indenture), and all advances made, by the Trustee, each predecessor trustee and any Agent, subject to Section 5.07;

SECOND: In case the principal of the Securities of such series in respect of which monies have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series with respect to which one or more breaches have occurred in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the installments of interest as to which such breaches have occurred at the same rate as the rate of interest provided for in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the principal as to which a breach has occurred, and (to the extent that such interest has been collected by the Trustee) upon installments of interest as to which breaches have occurred at the same rate as the rate of interest provided for in the Securities of such series; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer for itself and for any other person lawfully entitled thereto, as applicable.

Section 4.04.    Suits for Enforcement. In case a breach has occurred, has not been waived and is continuing, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Perpetual Subordinated Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Perpetual Subordinated Indenture or in aid of the exercise of any power granted in this Perpetual Subordinated Indenture or to enforce any other legal or equitable right vested in the Trustee by this Perpetual Subordinated Indenture or by law and any Agent shall comply with the Trustee’s instructions in furtherance of such rights. However, the Issuer shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Securities prior to any date on which the principal of, or any interest on, the Securities would have otherwise been payable pursuant to the terms of the Securities.

Unless otherwise established in accordance with Section 2.03 or by any applicable supplemental indenture, a “breach” with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing: (a) the Issuer’s failure to pay the principal, if, when and to the extent due, or, to pay the interest when due unless the Issuer determined to cancel such interest payment in respect of any series of the Securities, and the continuance of any such failure for a period of 30 days after the date when due, unless the Issuer shall have cured such failure by payment within such period, (b) the Issuer’s failure to duly perform or observe any other term, covenant or agreement in this Perpetual Subordinated Indenture in respect of the Securities of such series for a period of 90 days after the date on which written notice of such failure, requiring the Issuer to remedy the same, shall have been given first to the Issuer (and to the Trustee in the case of notice by the Holders referred to below) by the Trustee or Holders of at least 25% in Current Principal Amount of the Outstanding Securities of such series (such notification must specify the breach, demand that it be remedied and state that the notification is a “Notice of Breach” hereunder), or (c) any other breach provided in the supplemental indenture or in or pursuant to a Board Resolution (and set forth in an Officer’s Certificate) under which such series of Securities is issued or in the form of Security for such series.

Section 4.05.    Restoration of Rights on Abandonment of Proceeding.    In case the Trustee or any Securityholder shall have proceeded to enforce any right under this Perpetual Subordinated Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or such Securityholder, then and in every such case the Issuer and the Trustee or such Securityholder shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 4.06.    Limitations on Suits by Securityholders. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Perpetual Subordinated Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Perpetual Subordinated Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of a breach and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% of the Current Principal Amount of the Securities of each affected series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity and/or security as reasonably satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be suffered or incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.09 within such 60-day period; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Perpetual Subordinated Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Perpetual Subordinated Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section 4.06, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.07.    Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Perpetual Subordinated Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security, if any, on or after any respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment, if any, on or after such respective dates, shall not be impaired or affected without the consent of such Holder. For the avoidance of doubt, nothing in this Section 4.07 shall be construed to impair the effectiveness of the Going Concern Write-Down, Write-Down and Cancellation, interest cancellation or subordination provisions set forth in this Perpetual Subordinated Indenture, the Securities or any applicable supplemental indenture hereto.

Section 4.08.    Powers and Remedies Cumulative; Delay or Omission Not Waiver of Breach. Except as provided in Section 4.06 and the last sentence of Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any breach occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such breach or an acquiescence therein; and, subject to Section 4.06 and the last sentence of Section 2.09, every power and remedy given by this Perpetual Subordinated Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 4.09.    Control by Securityholders. The Holders of a majority in Current Principal Amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Perpetual Subordinated Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Perpetual Subordinated Indenture and provided further that (subject to the provisions of Section 5.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

Nothing in this Perpetual Subordinated Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 4.10.    Waiver of Breaches. The Holders of a majority in Current Principal Amount of the Securities of all series at the time Outstanding with respect to which a breach shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past breach and its consequences, except a breach in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other breach or impair any right consequent thereon.

Upon any such waiver, such breach shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Perpetual Subordinated Indenture, but no such waiver shall extend to any subsequent or other breach or impair any right consequent thereon.

Section 4.11.    Trustee to Give Notice of Breach, but May Withhold in Certain Circumstances. The Trustee shall give to the Securityholders of any series, in the case of Registered Securities as the names and addresses of such Holders appear on the registry books, notice by mail (or by other means provided in a supplemental indenture hereto, pursuant to a Board Resolution and set forth in an Officer’s Certificate under which such series of Securities is issued or in the form of Security for such series) of all breaches known to the Trustee which have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such breaches shall have been cured before the giving of such notice; provided that, except in the case of a nonpayment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 4.12.    Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Perpetual Subordinated Indenture agree, and each Holder or beneficial owner of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Perpetual Subordinated Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 4.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in Current Principal Amount of the Securities of such series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01.    Certain Duties and Responsibilities of the Trustee; Prior to Breach; Upon Breach. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of a breach with respect to the Securities of a particular series and after the curing or waiving of all breaches which may have occurred with respect to such series, undertakes to perform duties and only such duties as are specifically set forth in this Perpetual Subordinated Indenture. In case a breach with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Perpetual Subordinated Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Perpetual Subordinated Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a)    prior to the occurrence of a breach with respect to the Securities of any series and after the curing or waiving of all such breaches in the payment of interest or principal or other breach with respect to such series which may have occurred:

(i)    the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Perpetual Subordinated Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Perpetual Subordinated Indenture, and no implied covenants or obligations shall be read into this Perpetual Subordinated Indenture against the Trustee; and

(ii)    in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming with the requirements of this Perpetual Subordinated Indenture; provided that in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Perpetual Subordinated Indenture (but need not confirm or investigate the accuracy of the mathematical calculations therein), and provided further that the Trustee, in its discretion and subject to being indemnified and/or secured to its reasonable satisfaction, may make further inquiry or investigation into such matters as it sees fit and shall do so if requested in writing to do so by the Holders of at least 25% of the Current Principal Amount of the Securities then Outstanding;

(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 4.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power it believes in good faith to be conferred upon the Trustee, under this Perpetual Subordinated Indenture; and

(d)    except as expressly provided in this Perpetual Subordinated Indenture, the Trustee shall, in connection with all the trusts, powers, authorities and discretions vested in the Trustee by this Perpetual Subordinated Indenture or by operation of law, have absolute discretion as to the manner, exercise or non-exercise of the Trustee’s functions.

None of the provisions contained in this Perpetual Subordinated Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, unless it is indemnified and/or secured to its reasonable satisfaction.

The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

Section 5.02.    Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act and subject to Section 5.01:

(a)    in the absence of bad faith on its part, the Trustee (i) may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; (ii) shall be entitled to rely on and assume (without further inquiry) that any matter purported to be authorized, approved or ratified by any Board Resolution or Officer’s Certificate is adequate and complete authorization, approval and ratification in respect of the Issuer and its actions under this Perpetual Subordinated Indenture; and (iii) shall be entitled to assume, without inquiry, that the Issuer has acted and performed all of its obligations in accordance this Perpetual Subordinated Indenture and the other agreements to which the Issuer is a party, unless the Trustee is notified in writing by the Issuer to the contrary;

(b)    any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by a Responsible Officer of the Issuer;

(c)    the Trustee may consult with counsel and any written advice or opinions of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinions;

(d)    the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Perpetual Subordinated Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Perpetual Subordinated Indenture, unless the requisite number of Securityholders shall have instructed the Trustee in writing in accordance with this Perpetual Subordinated Indenture and offered to the Trustee security and/or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be suffered or incurred therein or thereby;

(e)    the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Perpetual Subordinated Indenture;

(f)    prior to the occurrence of a breach hereunder and after the curing or waiving of all such breaches, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in Current Principal Amount of the Securities of all series affected then Outstanding; unless the Trustee has received indemnity and/or security reasonably satisfactory to it against such reasonable expenses or costs as a condition to proceeding; the expenses of every such investigation shall be paid by the Issuer;

(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h)    the Trustee shall not be deemed to have notice of any breach unless a Responsible Officer of the Trustee has received written notice thereof from the Issuer and such notice references the Securities and this Perpetual Subordinated Indenture;

(i)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, The Bank of New York Mellon as registrar, paying agent, transfer agent and authenticating agent, and each agent, custodian and other Person employed to act hereunder;

(j)    the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Perpetual Subordinated Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k)    in connection with the exercise by the Trustee of the rights and powers vested in it by this Perpetual Subordinated Indenture, the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of such rights and powers for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory;

(l)    notwithstanding the satisfaction or discharge of this Perpetual Subordinated Indenture or the resignation, replacement or removal of the Trustee, the Trustee shall under no circumstances be liable to any party for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, inter alia, loss of business, goodwill, opportunity or profit) even if advised of the likelihood of such loss on damages and regardless of the form of action. The provisions of this Section 5.02(l) shall survive the termination and discharge of this Perpetual Subordinated Indenture and the resignation or removal of the Trustee;

(m)    in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, existing or future law or regulation, any existing or future act of governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(n)    before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel conforming to Section 10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion unless it shall be proved that such action or omission was the result of the Trustee’s negligence or willful misconduct;

(o)    the Issuer agrees with the Trustee and the paying agent that it will provide the Trustee and the paying agent, at the Trustee’s or paying agent’s request, with sufficient information, to the extent readily available to the Issuer and that the Issuer is permitted to disclose under applicable law, so as to enable the Trustee and the paying agent to determine whether or not the Trustee and/or paying agent is obliged, in respect of any payments to be made by it pursuant to this Perpetual Subordinated Indenture and the Securities, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code or otherwise imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (the “FATCA Withholding Tax”). The Trustee and the paying agent shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax; and

(p)    the Trustee shall not be under any duty to determine, calculate or verify any amount payable to Holders under this Perpetual Subordinated Indenture (including any write-down or write-up amounts) and with regards to the Securities, and the Trustee will not be responsible to the Holders or any other person for any loss or liability arising from any failure by it to do so.

Section 5.03.    [Reserved].

Section 5.04.    Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Perpetual Subordinated Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 5.05.    Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

Section 5.06.    Monies Held by Trustee. Subject to the provisions of Section 9.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any monies received by it hereunder, except as otherwise agreed in writing with the Issuer.

Section 5.07.    Compensation and Indemnification of Trustee and its Prior Claim.

(a)    The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Issuer and the Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances properly incurred or made by or on behalf of it in accordance with any of the provisions of this Perpetual Subordinated Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except to the extent any such expense, disbursement or advancement may arise from its negligence, bad faith or willful misconduct.

(b)    The Issuer also covenants to indemnify the Trustee and each predecessor trustee and their respective agents, officers and directors for, and to hold it harmless against, any loss, liability, damage, claim or expenses arising out of or in connection with the acceptance or administration of this Perpetual Subordinated Indenture or the trusts hereunder and the performance of such party’s duties hereunder (including in any agent capacity in which it acts), including properly incurred costs and expenses of defending itself against or investigating any claim of liability, and in connection with the exercise or performance of any of its powers or duties hereunder, and the properly incurred compensation, expenses and disbursements of the Trustee’s agents and counsel and other persons not regularly within the Trustee’s employ except to the extent such loss, liability, damage, claim or expense is due to the negligence, bad faith or willful misconduct of the Trustee or such predecessor trustee.

(c)    The obligations of the Issuer under this Section 5.07 to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for properly incurred expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Perpetual Subordinated Indenture, the redemption or cancellation of the Securities and the resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

(d)    When the Trustee incurs expenses or renders services in connection with a Liquidation Event, the expenses (including the properly incurred charges and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

(e)    The provisions of this Section 5.07 and Section 5.02(i) shall survive the termination or discharge of this Perpetual Subordinated Indenture, the redemption or cancellation of the Securities and the resignation or removal of the Trustee.

Section 5.08.    Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Perpetual Subordinated Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and/or Opinion of Counsel delivered to the Trustee, and such certificate and/or Opinion of Counsel, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Perpetual Subordinated Indenture upon the faith thereof.

Section 5.09.    Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation having a combined capital and surplus of at least U.S.$50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a U.S.

Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section 5.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 5.10.    Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving 60 days’ prior written notice of resignation to the Issuer and by mailing notice thereof by first class mail to Holders of the applicable series of Securities at their last addresses as they shall appear on the Security register or otherwise providing notice to Holders in the manner applicable to the Securities of each such series, or the Holders of a majority in Current Principal Amount of Outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee and the Issuer in writing and may appoint a successor trustee with respect thereto with the Issuer’s consent. Upon receiving such notice of resignation or removal from the Trustee, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by duly authorized written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or the Issuer and one copy to the successor trustee or trustees. If no successor trustee has been so appointed with respect to any series of Securities and has accepted such appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may, on behalf of and at the expense of the Issuer, with prior notice to the Issuer, appoint its own successor or the resigning trustee or the Issuer may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)    In case at any time any of the following shall occur:

(i)    the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities and shall fail to resign after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months;

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

(iii)    the Trustee shall become incapable of acting with respect to the applicable series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by duly authorized written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The Holders of a majority in Current Principal Amount of the Securities of any series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Securityholders.

(d)    Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 5.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.11.

Section 5.11.    Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.04, pay over to the successor trustee all monies and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.07.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series in respect of which the predecessor trustee serves as trustee, the Issuer, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Perpetual Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

Upon acceptance of appointment by any successor trustee as provided in this Section 5.11, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register or shall otherwise provide notice thereof to Holders in the manner applicable to the Securities of each such series. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.10. If the Issuer fails to mail or provide such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed or provided at the expense of the Issuer.

Section 5.12.    Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Perpetual Subordinated Indenture and any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Perpetual Subordinated Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.13.    Conflicting Interests. The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

Section 5.14.    Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or agents with respect to one or more series of Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, and Securities so authenticated shall be entitled to the benefits of this Perpetual Subordinated Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Perpetual Subordinated Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as an authenticating agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 5.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 5.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 5.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security register of the Issuer.

Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.14.

The Issuer agrees to pay to each Authenticating Agent from time to time such reasonable compensation, costs and expenses for its services under this Section 5.14, as may be agreed between the Issuer and such Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section 5.14, the Securities of such series may have endorsed thereon, in addition to or instead of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Perpetual Subordinated Indenture.

Dated:

By:
as Authenticating Agent

By:
Name:
Title:

ARTICLE 6

CONCERNING THE SECURITYHOLDERS

Section 6.01.    Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Perpetual Subordinated Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Perpetual Subordinated Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 6.02.    Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Securityholder or its agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of Securities of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 6.03.    Holders to be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Perpetual Subordinated Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.

Section 6.04.    Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite Current Principal Amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Perpetual Subordinated Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which a Responsible Officer of the Trustee has been notified in writing are so owned shall be so disregarded. Securities held by any depositary or other custodial arrangement established by or on behalf of the Issuer shall be regarded as Outstanding if the beneficial interest therein is not owned by the Issuer or any other obligor on such Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on such Securities. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.01 and 5.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 6.05.    Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in Current Principal Amount of the Securities of any or all series, as the case may be, specified in this Perpetual Subordinated Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in Current Principal Amount of the Securities of any or all series, as the case may be, specified in this Perpetual Subordinated Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 7

SUPPLEMENTAL PERPETUAL SUBORDINATED INDENTURES

Section 7.01.    Supplemental Perpetual Subordinated Indentures Without Consent of Securityholders. The Issuer, when duly authorized, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)    to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

(b)    to evidence the succession of another legal entity to the Issuer, or successive successions, and the assumption by the successor legal entity of the covenants, agreements and obligations of the Issuer pursuant to Article 8;

(c)    to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as shall be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a breach of any such additional covenants, restrictions, conditions or provisions a breach permitting the enforcement of all or any of the several remedies provided in this Perpetual Subordinated Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after breach (which period may be shorter or longer than that allowed in the case of other breaches) or may limit the remedies available to the Trustee upon such a breach or may limit the right of the Holders of a majority in Current Principal Amount of the Securities of such series to waive such a breach; provided further, that no such supplemental indenture may provide for any right of acceleration due to any breach;

(d)    to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Perpetual Subordinated Indenture or under any supplemental indenture as the Board may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect;

(e)    to establish the terms or form of Securities of any series as permitted by Sections 2.01 and 2.03; and

(f)    to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Perpetual Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.11; and

(g)    to remove, amend or modify the going concern, non-viability or bankruptcy write-down provisions or the cancellation of interest payment provisions with respect to any Outstanding Securities, provided that such removal, amendment or modification does not adversely affect the interests of the Holders of the relevant series of Securities in any material respect or the treatment of the relevant series of Securities as the Issuer’s Additional Tier 1 Capital.

The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Perpetual Subordinated Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 7.01 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02.    Supplemental Perpetual Subordinated Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in Current Principal Amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when duly authorized, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Perpetual Subordinated Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall, except as otherwise required or permitted pursuant to the Going Concern Write-Down, Write-Down and Cancellation, cancellation of interest payment, or subordination provisions applicable to such series of Securities, (i) reduce the principal amount thereof, (ii) reduce the rate or extend the time of payment of interest thereon, (iii) reduce any amount payable on redemption thereof, (iv) make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, (v) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or in accordance with the terms of such Securities, (vi) change the Issuer’s obligations to pay Additional Amounts established pursuant to Section 2.03(n) or Section 3.05 (if any), (vii) impair or affect the right of any Holder to institute suit for the payment on any Security when due or, if the Securities provide therefor, impair or affect any right of repayment at the option of the Holder, (viii) modify or amend any provisions relating to the conversion or exchange of the Securities for securities of the Issuer or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Securities shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Securities or otherwise in accordance with the terms of such Securities, (ix) modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the Securities of any particular series pursuant to Sections 12.01 and Section 12.02, or (x) reduce the aforesaid percentage of Securities of any particular series, the consent of the Holders of such series being required for any such supplemental indenture, in each case without the consent of the Holders of each Security so affected.

A supplemental indenture which changes or eliminates any covenant or other provision of this Perpetual Subordinated Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Perpetual Subordinated Indenture of the Holders of Securities of any other series.

Upon the request of the Issuer, accompanied by an Officer’s Certificate, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Perpetual Subordinated Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.02, the Trustee shall give notice thereof by (a) first class mail to the Holders of Securities of each series affected thereby at their addresses as they shall appear on the registry books of the Issuer or (b) by any other means set forth in such supplemental indenture, setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.03.    Effect of Supplemental Perpetual Subordinated Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Perpetual Subordinated Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Perpetual Subordinated Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Perpetual Subordinated Indenture for any and all purposes.

Section 7.04.    Documents to be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 7 complies with the applicable provisions of this Perpetual Subordinated Indenture.

Section 7.05.    Notation on Securities in Respect of Supplemental Perpetual Subordinated Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in a form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, to any modification of this Perpetual Subordinated Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 7.06.    Prior Confirmation of FSA. Prior to the Issuer entering into an indenture or indentures supplemental hereto for the purpose of removing, modifying or amending any principal term of an Outstanding Security in accordance with this Article, the Issuer shall obtain the prior confirmation of the FSA, if such prior confirmation is required under the Applicable Capital Adequacy Regulations.

Section 7.07.    Conformity with the Trust Indenture Act of 1939. Every supplemental indenture executed pursuant to this Article 7 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01.    Issuer May Consolidate, etc., on Certain Terms. The Issuer covenants that it will not merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets, in one or more related transactions, to another Person, other than consolidation, merger, sale, assignment, transfer, lease or conveyance which results in the Issuer being the surviving party, unless:

(a)    the entity formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety shall be a joint stock company (kabushiki kaisha) organized and validly existing under the laws of Japan and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Securities, in form satisfactory to the Trustee, the due and punctual payment, if and to the extent required, of the principal of and interest, if any, on all Securities and the performance of every covenant of this Perpetual Subordinated Indenture on the part of the Issuer to be performed or observed; and

(b)    immediately after giving effect to such transaction, no Bankruptcy Event shall have occurred and be continuing.

The Issuer shall deliver to the Trustee before the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel to the effect that: (i) such merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture, comply with this Perpetual Subordinated Indenture, (ii) the surviving Person has duly executed and delivered the supplemental indenture and (iii) such supplemental indenture constitutes a valid and binding agreement of such Person, enforceable against such Person in accordance with its terms. The Trustee shall be entitled to rely conclusively upon such Officer’s Certificate and Opinion of Counsel.

Section 8.02.    Successor Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of any such successor Person formed by consolidation with the Issuer or into which the Issuer is merged, or which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety, instead of the Issuer and subject to all the terms, conditions and limitations in this Perpetual Subordinated Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Perpetual Subordinated Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Perpetual Subordinated Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Perpetual Subordinated Indenture and the Securities and may be liquidated and dissolved.

Section 8.03.    Opinion of Counsel. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall be entitled to receive an Opinion of Counsel, prepared in accordance with Section 10.05, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Perpetual Subordinated Indenture.

ARTICLE 9

SATISFACTION AND DISCHARGE OF PERPETUAL SUBORDINATED INDENTURE; UNCLAIMED MONIES

Section 9.01.    Satisfaction and Discharge of Perpetual Subordinated Indenture. If at any time (i) the Issuer shall have paid or caused to be paid, if and to the extent required, the principal of and interest on all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable or (ii) the Issuer shall have delivered to the paying agent for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) all Securities of a series Outstanding under this Perpetual Subordinated Indenture shall have been canceled in connection with a Write-Down and Cancellation pursuant to Article 13, then this Perpetual Subordinated Indenture shall cease to be of further effect with respect to Securities of such series, and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Perpetual Subordinated Indenture with respect to such series; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter properly incurred and to compensate the Trustee for any services thereafter properly rendered by the Trustee in connection with this Perpetual Subordinated Indenture or the Securities of such series.

Section 9.02.    Application by Trustee of Funds Deposited for Payment of Securities. Subject to the provisions of this Perpetual Subordinated Indenture applicable to the Securities, all monies deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such monies have been deposited with the Trustee of all sums due and to become due thereon pursuant to such Securities and this Perpetual Subordinated Indenture for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 9.03.    Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Perpetual Subordinated Indenture with respect to Securities of any series, all monies then held by any paying agent under the provisions of this Perpetual Subordinated Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 9.04.    Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years. Any monies deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such monies shall thereupon cease.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.01.    Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Perpetual Subordinated Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, member, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 10.02.    Provisions of Perpetual Subordinated Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Perpetual Subordinated Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors, the holders of Senior Indebtedness and the Holders of the Securities, any legal or equitable right, remedy or claim under this Perpetual Subordinated Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors, the holders of Senior Indebtedness and of the Holders of the Securities.

Section 10.03.    Successors and Assigns of Issuer Bound by Perpetual Subordinated Indenture. All the covenants, stipulations, promises and agreements in this Perpetual Subordinated Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 10.04.    Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Perpetual Subordinated Indenture is required or permitted to be given or served by the

Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class or similar class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to the Issuer at the following addresses:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005 Japan

Attention: Investor Relations Department

Fax: +81-3-4333-9861

Sumitomo Mitsui Banking Corporation

Yusen-Odenmacho Build.

13-6, Kodenma-cho, Nihonbashi, Chuo-ku,

Tokyo 103-0001, Japan

Attention: Inter-Market Settlement Dept.

Fax: +81-3-5695-5202

Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made to its Corporate Trust Office at:

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

Attention: Global Corporate Trust – Sumitomo Mitsui Financial Group, Inc.

with a copy to its Specified Corporate Trust Office:

The Bank of New York Mellon, Singapore Branch

One Temasek Avenue

#02-01 Millenia Tower, Singapore 039192

Attention: Global Corporate Trust – Sumitomo Mitsui Financial Group, Inc.

Facsimile: +65 6883 0338

Email: ctsgclientservice@bnymellon.com

Any such notice, demand or other documents shall be in the English language. Anything herein to the contrary notwithstanding, no such notice or demand shall be effective as to the Trustee unless such notice or demand shall be effective as to the Trustee unless it is actually received by the Trustee at its Corporate Trustee Office or its Specified Corporate Trust Office.

Where this Perpetual Subordinated Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at its last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Perpetual Subordinated Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Perpetual Subordinated Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Any notice or demand will be deemed to have been sufficiently given or served when so sent or deposited and, if to the Holders, when delivered in accordance with the applicable rules and procedures of the Clearing Organization. Any such notice shall be deemed to have been delivered on the day such notice is delivered to the Clearing Organization, or if by mail, when so sent or deposited.

Section 10.05.    Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Perpetual Subordinated Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Perpetual Subordinated Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Perpetual Subordinated Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Perpetual Subordinated Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Perpetual Subordinated Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which its certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer of officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which its certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which its certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Section 10.06.    Conflict with any Provision of Perpetual Subordinated Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Perpetual Subordinated Indenture limits, qualifies or conflicts with another provision included in this Perpetual Subordinated Indenture by operation of Sections 310 to and including 317 of the Trust Indenture Act (an “Incorporated Provision”), such Incorporated Provision shall control.

Section 10.07.    Governing Law. This Perpetual Subordinated Indenture and each Security shall be governed by the laws of the State of New York.

Section 10.08.    Counterparts. This Perpetual Subordinated Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.09.    Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.10.    Submission to Jurisdiction. The Issuer (i) agrees that any legal suit, action or proceeding against the Issuer arising out of or based upon this Perpetual Subordinated Indenture or the Securities may be instituted in any court of the State of New York or the United States located in the Borough of Manhattan, The City of New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any such New York Court or any immunity it may have or hereafter acquire (on the grounds of sovereignty or otherwise) from the jurisdiction of any such New York Court or from any legal process with respect to itself or its property and (iii) submits to the non-exclusive personal jurisdiction of any such New York Court in any such suit or proceeding. The Issuer agrees to appoint Sumitomo Mitsui Banking Corporation’s New York Branch, with offices at 277 Park Avenue, New York, New York 10172, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on the Securities of a particular series or this Perpetual Subordinated Indenture with respect to a particular series of Securities. The Issuer hereby agrees that such appointment shall be maintained at least until the first-year anniversary of the first day upon which none of the Securities of the relevant series shall be Outstanding. The Issuer further agrees that service of process upon the Authorized Agent and written notice of said service to it mailed by first class mail or delivered to the Issuer shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Issuer agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Issuer hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Perpetual Subordinated Indenture, the Securities or the transactions contemplated hereby.

The provisions of this Section 10.10 are intended to be effective upon the execution of this Perpetual Subordinated Indenture without any further action by the Issuer or the Trustee and the introduction of a true copy of this Perpetual Subordinated Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 10.11.    Non-Business Day. In any case where the date of payment of interest or redemption of a Security established in accordance with Section 2.03 shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Perpetual Subordinated Indenture or of the Securities) payment of principal of and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day (unless otherwise specified in any applicable supplemental indenture) at such Place of Payment with the same force and effect as if made on the date of payment of interest or redemption of a Security established in accordance with Section 2.03, provided that no interest shall accrue for the period from and after such date of payment of interest or redemption of a Security, as the case may be.

Section 10.12.    Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PERPETUAL SUBORDINATED INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 11

REDEMPTION AND REPURCHASE OF SECURITIES

Section 11.01.    Optional Redemption. Unless otherwise established in accordance with Section 2.03, the Securities of any series may be redeemed at the option of the Issuer, in whole but not in part, subject to prior confirmation of the FSA, if such confirmation is required under the Applicable Capital Adequacy Regulations, on such date or dates as specified in such Securities and on giving not less than ten Business Days nor more than 60 days’ notice of redemption to the Holders of the series to be redeemed and to the Trustee (which notice shall conform, as applicable, to the additional notice requirements set forth in Section 11.05), at a redemption price equal to 100% of the Original Principal Amount of the relevant series of Securities together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any), to (but excluding) the date fixed for redemption; provided, however, that the Issuer shall not have such option to redeem any Security, if the principal amount of the Security has been subject to one or more Going Concern Write-Downs and such written down amount has not be reinstated in full on the date fixed for redemption.

Section 11.02.    Optional Tax Redemption. (a) Unless otherwise established in accordance with Section 2.03, the Securities of any series may be redeemed at the option of the Issuer, in whole, but not in part, subject to prior confirmation of the FSA, if such confirmation is required under the Applicable Capital Adequacy Regulations, at any time, on giving not less than ten Business Days nor more than 60 days’ notice of redemption to the Holders of the series to be redeemed and to the Trustee (which notice shall conform, as applicable, to the additional notice requirements set forth in Section 11.05) at a redemption price equal to 100% of the Current Principal Amount of the relevant series of Securities on the date fixed for redemption together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption if (i) the Issuer is or will be obliged to pay Additional Amounts with respect to the Securities of such series or (ii) there is more than an insubstantial risk that, for Japanese corporate tax purposes, any portion of the interest payable on the Securities of such series is not or will not be deductible from the Issuer’s taxable income or is or will be required to be deducted from the amount to be excluded from the Issuer’s taxable gross receipts, in each case of (i) and (ii) above, as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the relevant series of Securities, provided such obligation cannot be avoided by the Issuer through the taking of reasonable measures available to the Issuer; and provided further that, in the case of (i) above, no such notice of redemption shall be given sooner than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment then due in respect of the relevant Securities.

(b)    Prior to the publication of any notice of redemption pursuant to this Section 11.02, the Issuer shall deliver to the Trustee (i) a certificate signed by an authorized officer stating that the conditions precedent to its right to so redeem have been fulfilled and (ii) an opinion of independent legal or tax advisors of recognized standing to the effect that the Issuer is or will be obliged to pay such Additional Amounts, in the case of Section 11.02(a)(i) above, or, in the case of Section 11.02(a)(ii) above, there is more than an insubstantial risk that, for Japanese corporate tax purposes, any portion of the interest to be payable on the Securities is not or will not be deductible from the Issuer’s taxable income or is or will be required to be deducted from the amount to be excluded from the Issuer’s taxable gross receipts, as the case may be, as a result of such change or amendment.

Section 11.03.    Optional Regulatory Redemption. (a) Unless otherwise established in accordance with Section 2.03, the Securities of any series may be redeemed at the option of the Issuer, in whole, but not in part, subject to prior confirmation of the FSA, if such confirmation is required under the Applicable Capital Adequacy Regulations, at any time, on giving not less than ten Business Days nor more than 60 days’ notice of redemption to the Holders of the series to be redeemed and to the Trustee (which notice shall conform, as applicable, to the additional notice requirements set forth in Section 11.05) at a redemption price equal to 100% of the Current Principal Amount of the relevant series of Securities on the date fixed for redemption together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption if the Issuer determines after consultation with the FSA that there is more than an insubstantial risk that the relevant series of Securities will be partially or fully excluded from the Issuer’s Additional Tier 1 Capital under the applicable standards set forth in the Applicable Capital Adequacy Regulations and such exclusion cannot be avoided by the Issuer through the taking of reasonable measures available to the Issuer.

(b)    Prior to the publication of any notice of redemption pursuant to this Section 11.03, the Issuer shall deliver to the Trustee a certificate signed by an authorized officer stating that the conditions precedent to the Issuer’s right to so redeem have been fulfilled.

Section 11.04.    Applicability of Sections 11.05, 11.06 and 11.07; Subject to Other Provisions. The provisions of Sections 11.05, 11.06 and 11.07 shall be applicable to the Securities of any series which are redeemable for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Notwithstanding anything to the contrary contained herein or in the terms of the Securities, any redemption of the Securities of any series shall be subject to the Going Concern Write-Down provisions, the Write-Down and Cancellation provisions, the Write-Up provisions, the cancellation of interest payment provisions, and the subordination provisions, each as provided herein or in the terms of the Securities of such series.

Section 11.05.    Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least ten Business Days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice, to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount and CUSIP number, ISIN number and/or common code (if any) of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of the Securities of any series to be redeemed at the option of the Issuer shall be given (i) by the Issuer, in which case the Issuer shall provide advance notice to the Trustee no later than five Business Days prior to the date of publication of any notice of redemption, unless otherwise agreed between the Issuer and the Trustee; or (ii) at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, in which case the Issuer shall make such request no later than five Business Days prior to the date of publication of any notice of redemption, and upon receipt of the foregoing request from the Issuer, the Trustee shall deliver such notice to the Holders on the date of publication of such notice designated by the Issuer; provided, however, that any request made to the Trustee pursuant to the foregoing (ii) shall be subject to prior confirmation of the FSA as set forth in Sections 11.01, 11.02 or 11.03, as applicable, and in the event that prior confirmation by the FSA is not obtained or if prior confirmation of the FSA is subsequently withdrawn or annulled for any reason prior to the date of publication of the notice of redemption, the Issuer shall promptly notify the Trustee of the same, and such request to the Trustee shall be rescinded with immediate effect and the Trustee shall cause publication of the notice of redemption not to occur.

If a Capital Ratio Event, a Non-Viability Event, a Bankruptcy Event or a Liquidation Event occurs prior to the applicable date fixed for redemption, the notice of redemption will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, in which case the Securities will be subject to a Going Concern Write-Down or a Write-Down and Cancellation as provided in Articles 13 or 14 or the subordination provisions as provided in Article 12, as the case may be. If prior confirmation of the FSA as set forth in Sections 11.01, 11.02 or 11.03, as applicable is not obtained or is withdrawn or annulled for any reason prior to the applicable date fixed for redemption, then notice of redemption will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable. If a notice of redemption is rescinded for any of the reasons described in the previous two sentences, the Issuer will endeavor to promptly deliver written notice to the Holders of the Securities, the Trustee and the Agents in accordance with the terms of this Perpetual Subordinated Indenture, specifying the occurrence of the relevant event.

On or before the redemption date specified in the notice of redemption given as provided in this Section 11.05, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption. If less than all the Outstanding Securities of a series are to be redeemed, the Issuer will deliver to the Trustee at least ten Business Days prior to the date fixed for redemption an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed.

If less than all the Outstanding Securities of a series are to be redeemed, the Securities of such series to be redeemed shall be selected in accordance with the requirements of the stock exchange on which the Securities are listed (if any) or in accordance with the requirements of the clearing system through which the Securities of such series are held. If the Securities of such series are not listed on any stock exchange or held through the clearing systems the Securities of such series to be redeemed shall be selected by the Trustee, in such manner as it shall deem appropriate and fair in its sole and absolute discretion, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. For all purposes of this Perpetual Subordinated Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 11.06.    Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption, and on and after said date (unless the Issuer fails in the payment of such Securities at the redemption price, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.06 and 9.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Perpetual Subordinated Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with any accrued and unpaid interest

(including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption; provided that, unless otherwise specified as contemplated by Section 2.03, any payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date according to their terms and the provisions of Sections 2.07 and 3.01 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such Security; provided, however, that if a Capital Ratio Event, a Non-Viability Event, a Bankruptcy Event or a Liquidation Event occurs subsequent to the date fixed for redemption and prior to payment of the applicable redemption price, no redemption amount, including accrued interest thereon, shall be due and payable.

Upon presentation of any Security redeemed in part only, the Issuer shall execute, and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.07.    Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Section 11.08.    Repurchase of Securities. The Issuer or any subsidiary of the Issuer may at any time subject to prior confirmation of the FSA, if such confirmation is required under the Applicable Capital Adequacy Regulations, purchase any or all of the Securities in the open market or otherwise at any price. Upon such repurchase, the Trustee shall, in accordance with Section 2.10, cancel any Securities so purchased that are surrendered to it. Subject to applicable law, neither the Issuer nor any subsidiary of the Issuer shall have any obligation to offer to purchase any Securities held by any Holder as a result of its purchase or offer to purchase Securities held by any other Holder in the open market or otherwise. The provisions of this Section 11.08 are subject to modification in accordance with Section 2.03.

ARTICLE 12

SUBORDINATION OF SECURITIES

Section 12.01.    Agreement to Subordinate. The Issuer covenants and agrees, and each Holder or beneficial owner of a Security issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the principal of and interest on all Securities issued hereunder shall, to the extent and in the manner set forth herein, subject to any modifications or additional terms set forth in any applicable supplemental indenture, be subordinated and subject in right to the prior payment in full of all Senior Indebtedness.

Section 12.02.    Subordination of the Securities. Securities issued pursuant to this Perpetual Subordinated Indenture shall constitute direct and unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves and at least equally and ratably with all indebtedness of the Issuer that is subordinated to Senior Indebtedness. Notwithstanding the stated ranking of the Securities, Securities issued pursuant to this Perpetual Subordinated Indenture may be subject to the Write-Down and Cancellation and Going Concern Write-Down provisions under Articles 13 and 14 herein.

Upon the occurrence and continuation of a Liquidation Event, the obligations of the Issuer pursuant to any series of Securities (except for such amounts which shall have become due and payable prior to the occurrence of a Liquidation Event and remain unpaid) shall be subordinated in right of payment to all existing and future Senior Indebtedness, and each Holder of any series of Securities will only have a Liquidation Claim. For so long as such Liquidation Event continues, no payments in respect of a Liquidation Claim shall be made unless and until a Condition for Liquidation Payment shall have occurred. Payments made in respect of a Liquidation Claim shall not exceed the applicable Liquidation Distributable Amount. At any time prior to the payment of a Liquidation Claim in accordance with the subordination provisions in this Article 12, a Liquidation Claim shall be subject to a Going Concern Write-Down upon the occurrence of a Capital Ratio Event or Write-Down and Cancellation upon the occurrence of a Non-Viability Event or Bankruptcy Event under Articles 13 or 14 herein, as the case may be.

“Condition for Liquidation Payment” means, upon the occurrence and continuation of a Liquidation Event, all Senior Indebtedness held by creditors of the Issuer entitled to payment or satisfaction prior to commencement of distribution of residual assets to shareholders of the Issuer is paid in full or otherwise satisfied in full in the liquidation proceeding (seisan) pursuant to the Companies Act.

“Liquidation Claim” means the claim of each Holder of any series of Securities then Outstanding in a liquidation proceeding (seisan) with respect to the Issuer (excluding a special liquidation proceeding (tokubetsu seisan)), in an amount equal to the Current Principal Amount of such series of Securities held by such Holder on the date on which such claim becomes due and payable pursuant to the subordination provisions in this Article 12, plus any accrued and unpaid interest thereon to, but excluding, the date on which the Liquidation Event occurs (excluding any amounts that shall have become due and payable prior to the occurrence of a Liquidation Event and remain unpaid).

“Liquidation Distributable Amount” means the amount of liquidation distributions that would have been paid from the assets of the Issuer in respect of a Liquidation Claim, assuming that the Liquidation Claim and all of the Liquidation Parity Liabilities had been the Senior Liquidation Preferred Shares of the Issuer.

For the purposes of the calculation of the Liquidation Distributable Amount, the amount of Liquidation Claims and the amount of principal and accrued and unpaid interest (including additional amounts with respect thereto, if any) in respect of any Liquidation Parity Liabilities that are not denominated in Japanese yen shall be calculated in Japanese yen, and the Liquidation Distributable Amount payable in respect of a Liquidation Claim upon an occurrence of a Condition for Liquidation Payment (if any) shall be initially calculated in Japanese yen and converted into the currency in which any series of Securities are denominated, each in a manner that the Issuer deems appropriate pursuant to applicable Japanese law.

The relative rankings and payment of the Liquidation Claims and other claims against the Issuer in any liquidation proceeding (seisan) in respect of the Issuer are in all events subject to the provisions of Article 502 of the Companies Act (including any successor articles thereto), which prohibit distribution of residual assets to shareholders prior to payment or satisfaction of all of the then outstanding debts of the Issuer, including the Liquidation Claims to the extent not written down or cancelled pursuant to any of the Going Concern Write-Down, Write-Down and Cancellation or interest cancellation provisions, and subject to the subordination provisions, set forth in this Perpetual Subordinated Indenture and as applicable to the relevant series of Securities.

Section 12.03.    Reimbursement of Excess Payment; Limited Right of Set-off. Any Holder of a Security by its acceptance of such Security shall thereby agree that (i) if any payment on such series of Securities is made to such Holder with respect to a payment obligation that did not become due and payable prior to the occurrence of a Liquidation Event and the amount of such payment shall exceed the amount, if any, that should have been paid to such Holder upon the proper application of the subordination provisions of such series of Securities, the payment of such excess amount shall be deemed null and void and such Holder shall be obliged to return the amount of the excess payment within ten days after receiving notice of the excess payment and (ii) upon the occurrence of a Liquidation Event and for so long as such Liquidation Event shall continue, such Holder shall not be entitled to exercise any right to set off any liabilities of the Issuer under the Securities (except for such amounts which have become due and payable prior to the occurrence of the Liquidation Event) against any liabilities of such Holder owed to the Issuer unless and until the Condition for Liquidation Payment shall have been fulfilled, or in excess of the applicable Liquidation Distributable Amount.

Section 12.04.    No Amendment. No amendment or modification which is prejudicial to any present or future creditor in respect of any Senior Indebtedness of the Issuer shall be made to the provisions of Section 12.01, Section 12.02 or Section 12.03 in any respect. In no event shall any such amendment or modification be effective against any such creditor.

Section 12.05.    Provisions Solely to Define Relative Rights. Except with respect to the relative ranking of the Liquidation Claims and other claims against the Issuer in a liquidation proceeding (seisan) as described in Section 12.02, the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Perpetual Subordinated Indenture or in the Securities is intended to or shall (a) impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional, to pay or cause to be paid to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Issuer of the Holders of the Securities and creditors of the Issuer other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon breach under this Perpetual Subordinated Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 12.06.    Trustee to Effectuate Subordination. Each Holder or beneficial owner of a Security by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee its attorney-in-fact for any and all such purposes.

Section 12.07.    No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer with the terms, provisions and covenants of this Perpetual Subordinated Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 12.08.    Notice to Trustee. The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Perpetual Subordinated Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Issuer or a Holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 5.01, shall be entitled in all respects to assume that no such facts exist.

Subject to the provisions of Section 5.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.09.    Trustee not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Securities or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

Section 12.10.    Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Perpetual Subordinated Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.07.

Section 12.11.    Article Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.10 shall not apply to the Issuer or any of its Affiliates if the Issuer or such Affiliate acts as a paying agent.

ARTICLE 13

WRITE-DOWN AND CANCELLATION

Section 13.01.    Agreement to Write-Down and Cancellation. Each Holder and beneficial owner of a Security, by its acquisition of such Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that, to the extent and in the manner set forth herein, the Issuer shall not be obliged to make any payment of principal or interest on the Securities issued hereunder (including Additional Amounts with respect thereto, if any) except for payments of principal of or interest on the Securities (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of a Non-Viability Event or a Bankruptcy Event and that the Securities shall be subject to Write-Down and Cancellation upon the occurrence of a Non-Viability Event or a Bankruptcy Event on the relevant Write-Down and Cancellation Date, subject in each case to any modifications or additional terms established pursuant to Section 2.03 or Article 7.

“Bankruptcy Event” means, unless otherwise specified in an applicable form of Security or supplemental indenture, any of the following events:

(i)	a court of competent jurisdiction in Japan shall have commenced bankruptcy proceedings with respect to the Issuer pursuant to the provisions of the Bankruptcy Act;

(ii)	a court of competent jurisdiction in Japan shall have commenced reorganization proceedings with respect to the Issuer pursuant to the provisions of the Reorganization Act;

(iii)	a court of competent jurisdiction in Japan shall have commenced civil rehabilitation proceedings with respect to the Issuer pursuant to the provisions of the Civil Rehabilitation Act;

(iv)	a special liquidation proceeding (tokubetsu seisan) shall have commenced by or with respect to the Issuer pursuant to the provisions of the Companies Act; or

(v)

the Issuer shall have become subject to bankruptcy, corporate reorganization, civil rehabilitation, special liquidation or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than Japan, which proceedings have an equivalent effect to those set forth in clauses (i), (ii), (iii) or (iv) above.

A “Non-Viability Event” will be deemed to have occurred at the time that the Prime Minister of Japan, following deliberation by Japan’s Financial Crisis Response Council pursuant to the Deposit Insurance Act, confirms (nintei) that “specified Item 2 measures (tokutei dai nigo sochi)”, which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (including any successor articles thereto), as then in effect, need to be applied to the Issuer under circumstances where the Issuer’s liabilities exceed or are likely to exceed its assets, or the Issuer has suspended or is likely to suspend payment of its obligations.

“Write-Down and Cancellation Date” means the date on which a Write-Down and Cancellation shall become effective. Upon the occurrence of a Bankruptcy Event, the Write-Down and Cancellation Date shall be the date on and the time at which the Bankruptcy Event occurs. Upon the occurrence of a Non-Viability Event, the Write-Down and Cancellation Date shall be determined by the Issuer after consultation with the FSA and will be no less than one and no more than ten Business Days following the date of the Write-Down and Cancellation Notice.

Section 13.02.    Suspension and Write-Down and Cancellation. (a) Upon the occurrence of a Non-Viability Event or a Bankruptcy Event, the following will occur on the relevant Write-Down and Cancellation Date: (i) the Current Principal Amount of the Securities will be permanently written down to zero and the Securities will be canceled; (ii) the Issuer shall be discharged and released from any and all of its obligations to pay any amount of principal or interest (including Additional Amounts with respect thereto, if any) on the Securities, except for payments of principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event or Bankruptcy Event, as the case may be, and remain unpaid; and (iii) each Holder of a Security will be deemed to have irrevocably waived its right to claim or receive, and will not have any rights against the Issuer with respect to, and cannot instruct the Trustee to enforce, the payment of principal of or interest on the Securities (including Additional Amounts with respect thereto, if any), except for any payments of principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event or a Bankruptcy Event, as the case may be, and remain unpaid (a “Write-Down and Cancellation”).

(b)    Write-Down and Cancellation shall happen automatically and without any additional action by the Issuer, the Trustee or the Holder or beneficial owner of a Security. Each Holder and beneficial owner of a Security by his acceptance thereof, authorizes and directs the Trustee and the Agents on his behalf to take such action as may be necessary or appropriate to effectuate the Write-Down and Cancellation provided in this Article and appoints the Trustee as his attorney-in-fact for any and all such purposes.

(c)    In the case of a Non-Viability Event, the Issuer’s obligations with respect to, and any claims for, the payment of principal of or interest on the Securities (including Additional Amounts with respect thereto, if any), except for payments of principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event and remain unpaid, will be suspended from the occurrence of the Non-Viability Event until the Write-Down and Cancellation Date.

Section 13.03.    Suspension of Settlement through DTC. The Issuer, the Trustee, the Agents and each Holder or beneficial owner of a Security acknowledge that, following the receipt of a Write-Down and Cancellation Notice by DTC and the commencement of the Suspension Period, DTC will suspend all clearance and settlement of the Securities through DTC for the duration of the Suspension Period. Notwithstanding any delay in, or unavailability of procedures of, DTC reflecting the Write-Down and Cancellation on its systems, the Write-Down and Cancellation shall take place on the relevant Write-Down and Cancellation Date.

Section 13.04.    Reimbursement of Payment. Any Holder or beneficial owner of a Security by acceptance of such Security shall thereby agree that if any payment on the Securities is made to such Holder or beneficial owner with respect to a payment obligation that did not become due and payable prior to the occurrence of a Non-Viability Event or Bankruptcy Event, as the case may be, then the payment of such amount shall be deemed null and void and such Holder or beneficial owner shall be obliged to return the amount of such payment within ten days after receiving notice of the payment.

Section 13.05.    Limitation of Rights upon a Non-Viability Event or Bankruptcy Event. Notwithstanding anything to the contrary set forth in this Perpetual Subordinated Indenture or a Security, upon the occurrence of a Non-Viability Event or Bankruptcy Event, (a) no Holder or beneficial owner shall have any rights whatsoever under this Perpetual Subordinated Indenture or the Securities to take any action or enforce any rights or to instruct the Trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity or security provided by a Holder or beneficial owner in such instruction or related to such instruction, any instruction previously given to the Trustee by such Holder or beneficial owner shall cease automatically and shall be deemed null and void and of no further effect, (c) no Holder or beneficial owner may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under, or in connection with, the Securities and each Holder or beneficial owner of a Security will, by virtue of its holding of such Security, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no Holder or beneficial owner will be entitled to make any claim in any bankruptcy, insolvency or liquidation proceedings involving the Issuer or have any ability to initiate or participate in any such proceedings or do so through a representative; provided that nothing in this Section 13.05 will limit a Holder’s or beneficial owner’s rights with respect to payments of principal of or interest on the Securities (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event or Bankruptcy Event, as the case may be, and remain unpaid.

Section 13.06.    Notice of Write-Down and Cancellation. (a) The Issuer shall, on the date of or as soon as practicable after the occurrence of the Non-Viability Event or Bankruptcy Event, deliver a written notice to Holders and beneficial owners of a Security through DTC and to the Trustee and the Agents substantially in the form attached hereto as Exhibit B (a “Write-Down and Cancellation Notice”) confirming the occurrence of such Non-Viability Event or Bankruptcy Event and specifying the Write-Down and Cancellation Date.

(b)    Any failure or delay by the Issuer to deliver a Write-Down and Cancellation Notice pursuant to this Section 13.06 will not change or delay the effect of the occurrence of a Non-Viability Event or Bankruptcy Event on the Issuer’s payment and other obligations under the Securities, nor give Holders or beneficial owners of a Security any rights as a result of such failure or delay.

Section 13.07.    No Duty to Monitor Non-Viability Event or Bankruptcy Event. None of the Trustee and the Agents shall be under any duty to determine, monitor or report whether a Non-Viability Event or Bankruptcy Event has occurred or circumstances exist which may lead to the occurrence of a Non-Viability Event or Bankruptcy Event and will not be responsible or liable to the Holders or any other person for any loss arising from any failure by it to do so. Unless and until the Trustee and the Agents receive a Write-Down and Cancellation Notice in accordance with Section 13.06, the Trustee and each Agent shall be entitled to assume that no Non-Viability Event or Bankruptcy Event or other such event or circumstance has occurred or exists. The Trustee and each Agent shall be entitled, without further enquiry and without liability to any Holder or any other person, to rely on any Write-Down and Cancellation Notice and each such Write-Down and Cancellation Notice shall be conclusive evidence of the occurrence of the Non-Viability Event or Bankruptcy Event, as the case may be. Each of the Trustee, the Agents, DTC and any other relevant clearing system shall be entitled without further enquiry and without liability to any Holder or any other person to rely conclusively on any Write-Down and Cancellation Notice, and the same shall be conclusive and binding on Holders. So long as such Securities are held in global form, neither the Trustee nor the Agents nor any common depository nor any registered holder thereof shall, in any circumstances, be responsible or liable to the Holders or any other person for any act, omission or default by DTC or any other relevant clearing system, or its respective participants, members, any broker-dealer or any other relevant third party with respect to the notification and/or implementation of any Write-Down and Cancellation by any of them in respect of such Securities.

ARTICLE 14

GOING CONCERN WRITE-DOWN AND WRITE-UP

Section 14.01.    Agreement to Going Concern Write-Down. Each Holder and beneficial owner of a Security, by its acquisition of such Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that, to the extent and in the manner set forth herein, the Securities shall be subject to Going Concern Write-Down upon the occurrence of a Capital Ratio Event on the relevant Going Concern Write-Down Date and that the Issuer shall not be obliged to make any payment of Current Principal Amount of the Securities issued hereunder to the extent of the relevant Going Concern Write-Down Amount or interest thereon (including Additional Amounts with respect thereto, if any) except for payments of principal or interest on the Securities (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of such Capital Ratio Event, subject in each case to any modifications or additional terms established pursuant to Section 2.03 or Article 7

A “Capital Ratio Event” will be deemed to have occurred if the Issuer publicly announces (including without limitation by way of a public announcement made in accordance with applicable law or the rules of a relevant securities exchange) that its Consolidated Common Equity Tier 1 Capital Ratio calculated by the Issuer pursuant to the Applicable Capital Adequacy Regulations as of a Quarterly Financial Period End Date or any other date, has fallen below 5.125%; provided; however, that a Capital Ratio Event shall be deemed to have not occurred if, prior to such public announcement, (a) the Issuer submits a plan to the FSA, under which plan its Consolidated Common Equity Tier 1 Capital Ratio is expected to increase above 5.125% in the absence of a Going Concern Write-Down of the relevant series of Securities and (b) the FSA approves such plan.

“Going Concern Write-Down Date” means the date on which a Going Concern Write-Down shall become effective. A Going Concern Write-Down Date shall occur following each Capital Ratio Event, unless the Current Principal Amount of the Securities is one cent per $1,000 in Original Principal Amount. Each Going Concern Write-Down Date shall be determined by the Issuer after consultation with the FSA and will be no less than one and no more than 30 days following the date of the relevant Capital Ratio Event.

“Going Concern Write-Down Amount” means the amount by which the Current Principal Amount of the relevant series of Securities per $1,000 in Original Principal Amount is to be reduced on any Going Concern Write-Down Date, such amount being:

(i)

the product of the Total Going Concern Write-Down Amount and a ratio, the numerator of which is the Current Principal Amount of the relevant series of Securities per $1,000 in Original Principal Amount and the denominator of which is the sum of the Current Principal Amounts of (x) the relevant series of Securities and (y) any Going Concern Loss Absorbing Instruments (rounding any amount less than a whole cent up to the nearest whole cent); provided, however, that if there is outstanding any Going Concern Loss Absorbing Instrument that by its terms (A) provides for the Write-Down or Conversion of such instrument prior to any Going Concern Write-Down of the relevant series of Securities or (B) provides for the Write-Down or Conversion of such instrument in an amount greater than that which would have been applied to such instrument if such instrument contained terms substantially equivalent to the Going Concern Write-Down provisions applicable to the relevant series of Securities under this Article 14, then the Going Concern Write-Down Amount shall be the product of the Total Going Concern Write-Down Amount less the sum of the Current Principal Amounts of any Going Concern Loss Absorbing Instruments identified in (A) and (B) above that shall become subject to the Write-Down or Conversion as set forth in said (A) and (B) (and if the Total Going Concern Write-Down Amount less the said sum becomes less than zero, the Total Going Concern Write-Down

Amount shall be zero) and a ratio, the numerator of which is the Current Principal Amount of the relevant series of Securities per $1,000 in Original Principal Amount and the denominator of which is sum of the Current Principal Amounts of (x) the relevant series of Securities and (y) any Going Concern Loss Absorbing Instruments (other than any such Going Concern Loss Absorbing Instruments identified in (A) and (B) above) (rounding any amount less than a whole cent up to the nearest whole cent); or

(ii)

if the amount set forth in (i) is equal to or greater than the Current Principal Amount of the relevant series of Securities per $1,000 in Original Principal Amount, then the amount necessary to reduce the Current Principal Amount of the relevant series of Securities per $1,000 in Original Principal Amount to one cent per $1,000 in Original Principal Amount.

“Total Going Concern Write-Down Amount” means the amount determined by the Issuer in consultation with the FSA that would be sufficient in order to restore the Issuer’s Consolidated Common Equity Tier 1 Capital Ratio above 5.125% by the Going Concern Write-Down of the relevant series of Securities and the Write-Down or Conversion of any Going Concern Loss Absorbing Instruments.

The Going Concern Write-Down Amount of the relevant series of Securities and the Write-Down or Conversion amount of any Going Concern Loss Absorbing Instruments that are denominated in a currency other than Japanese yen shall initially be calculated in Japanese yen and converted into the currency in which the relevant series of Securities or the relevant Going Concern Loss Absorbing Instruments are denominated based on the relevant exchange rate used by the Issuer in calculating its Consolidated Common Equity Tier 1 Capital Ratio which resulted in the Capital Ratio Event.

Section 14.02.    Suspension and Going Concern Write-Down. (a) Upon the occurrence of a Capital Ratio Event, the following will occur on the Going Concern Write-Down Date: (i) the Current Principal Amount of each series of Securities will be written down by an amount equal to the relevant Going Concern Write-Down Amount; (ii) the Issuer shall be discharged and released from any and all of its obligations with respect to the payment of the Current Principal Amount of or interest on the relevant series of Securities (including Additional Amounts with respect thereto, if any) to the extent related to the relevant Going Concern Write-Down Amount, except for payments of principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Capital Ratio Event and remain unpaid; and (iii) each Holder of such series of Security will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against the Issuer with respect to, and cannot instruct the Trustee to enforce, the payment of principal of such series of Securities to the extent of the relevant Going Concern Write-Down Amount or interest thereon (including Additional Amounts with respect thereto, if any), except for any payments of principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Capital Ratio Event and remain unpaid (a “Going Concern Write-Down”).

(b)    A Going Concern Write-Down shall happen automatically and without any additional action by the Issuer, the Trustee or the Holder or beneficial owner of a Security. Each Holder and beneficial owner of a Security by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the Going Concern Write-Down provided in this Article and appoints the Trustee as his attorney-in-fact for any and all such purposes.

(c)    The Issuer’s obligations with respect to, and any claims for, the payment of the Current Principal Amount of or interest on the relevant series of Securities (including Additional Amounts with respect thereto, if any), will be suspended to the extent related to the relevant Going Concern Write-Down Amount from the occurrence of the relevant Capital Ratio Event until the relevant Going Concern Write-Down Date, except for payments of the principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the relevant Capital Ratio Event and remain unpaid.

(d)    A Capital Ratio Event may occur on any number of occasions and, accordingly, any series of Securities may be written down on any number of occasions. For avoidance of doubt, the Current Principal

Amount of each Security may never be reduced to below one cent per $1,000 in Original Principal Amount as a result of any Going Concern Write-Down.

Section 14.03.     Reimbursement of Payment. Any Holder of a Security by acceptance of such Security shall thereby agree that if any payment on the Securities is made to such Holder with respect to a payment obligation that was subject to a Going Concern Write-Down as described in this Article 14, and which did not become due and payable prior to the occurrence of the relevant Capital Ratio Event, then the payment of such amount shall be deemed null and void and such Holder shall be obliged to return the amount of such payment within ten days after receiving notice of the payment.

Section 14.04.    Limitation of Rights upon a Capital Ratio Event. Notwithstanding anything to the contrary set forth in this Perpetual Subordinated Indenture or a Security, upon the occurrence of a Capital Ratio Event, (a) no Holder or beneficial owner shall have any rights whatsoever under this Perpetual Subordinated Indenture or the Securities to take any action or enforce any rights or to instruct the Trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity or security provided by a Holder or beneficial owner in such instruction or related to such instruction, any instruction previously given to the Trustee by such Holder or beneficial owner shall cease automatically and shall be deemed null and void and of no further effect, (c) no Holder or beneficial owner may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under, or in connection with, the Securities and each Holder or beneficial owner of a Security will, by virtue of its holding of such Security, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no Holder or beneficial owner will be entitled to make any claim in any bankruptcy, insolvency or liquidation proceedings involving the Issuer or have any ability to initiate or participate in any such proceedings or do so through a representative, in each case, to the extent such right, instruction, exercise, claim or pleading pertains to principal of the Securities that has been or will be subject to a Going Concern Write-Down as a result of such Capital Ratio Event having occurred, or interest thereon (including Additional Amounts with respect thereto, if any), unless such principal amount has been reinstated, as described in Section 14.06; provided, however, that nothing in this Section 14.04 will limit a Holder’s or beneficial owner’s rights with respect to payments of the principal of or interest on the Securities (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Capital Ratio Event and remain unpaid.

Section 14.05.    Notice of Going Concern Write-Down. (a) The Issuer shall, on the date of or as soon as practicable after the occurrence of a Capital Ratio Event, deliver a written notice to Holders and beneficial owners of a Security through DTC and to the Trustee and the Agents substantially in the form attached hereto as Exhibit C (a “Going Concern Write-Down Notice”) confirming, among other things, the occurrence of such Capital Ratio Event and specifying with respect to the relevant series of Securities: the relevant Going Concern Write-Down Date, the relevant Going Concern Write-Down Amount and the Current Principal Amount of all of the relevant series of Securities on the relevant Going Concern Write-Down Date after giving effect to the relevant Going Concern Write-Down.

(b)    Any failure or delay by the Issuer to deliver a Going Concern Write-Down Notice pursuant to this Section 14.05 will not change or delay the effect of the occurrence of a Capital Ratio Event on the Issuer’s payment and other obligations under the Securities, nor give Holders or beneficial owner of a Security any rights as a result of such failure or delay.

Section 14.06.    Write-Up upon a Write-Up Event. (a) Subject to compliance with the Applicable Capital Adequacy Regulations, and to any modifications or additional terms established pursuant to Section 2.03 or Article 7, upon the occurrence of a Write-Up Event, the Issuer shall cause the Current Principal Amount of any series of Outstanding Securities that has been subject to one or more Going Concern Write-Downs to be increased by the relevant Write-Up Amount on the relevant Write-Up Date. Each such reinstatement is referred to as a “Write-Up.”

A “Write-Up Event” shall be deemed to occur if the Issuer determines, in its sole discretion and in accordance with Applicable Capital Adequacy Regulations, to reinstate an amount of principal that was previously subject to one or more Going Concern Write-Downs, after the Issuer obtains prior confirmation from the FSA that its Consolidated Common Equity Tier 1 Capital Ratio will remain at a sufficiently high level after giving effect to the relevant Write-Up of the relevant series of Securities together with the write-up of any Write-Up Instruments.

The “Write-Up Amount” means the amount by which the Current Principal Amount of the relevant series of Securities per $1,000 in Original Principal Amount is to be increased on any Write-Up Date, such amount being the product of:

(i)

the total amount determined by the Issuer after consultation with the FSA by which the Current Principal Amount of the relevant series of Securities and any Write-Up Instruments is to be increased; and

(ii)

a ratio, the numerator of which is $1,000 in Original Principal Amount of the relevant series of Securities minus the Current Principal Amount of the relevant series of Securities per $1,000 in Original Principal Amount, and the denominator of which is the sum of (x) the Original Principal Amount of the relevant series of Securities minus the Current Principal Amount of the relevant of the Securities and (y) the Original Principal Amount of any Write-Up Instruments minus the Current Principal Amount of any Write-Up Instruments, each as of the date of the relevant Write-Up Event (rounding any amount less than a whole cent down to the nearest whole cent).

The Write-Up Amount of the relevant series of the Securities and the amount written-up of any Write-Up Instruments that are denominated in a currency other than Japanese yen shall initially be calculated in Japanese yen and converted into the currency in which the Securities or the Write-Up Instruments are denominated based on the relevant exchange rate used by the Issuer in calculating its most recent Consolidated Common Equity Tier 1 Capital Ratio published prior to the relevant Write-Up Date.

“Write-Up Date” means the date on which a Write-Up shall become effective. Each Write-Up Date shall be determined by the Issuer in its sole discretion after consultation with the FSA and shall be no less than one and no later than 30 days following the date of the relevant Write-Up Event.

(b)    Any series of Securities may be subject to one or more Write-Ups, but in no event shall the Current Principal Amount of any series of Securities, after giving effect to a Write-Up, exceed the Original Principal Amount of such series of Securities.

(c)    Upon a Write-Up, claims of Holders of the Securities with respect to payments of principal of the Securities that were previously waived upon the occurrence of a Going Concern Write-Down, and the Issuer’s obligations to pay the principal of such series of Securities that were previously discharged and released upon the occurrence of a Going Concern Write-Down, shall be deemed reinstated, and such waiver, discharge and release previously given or granted shall be of no further effect, to the extent of the relevant Write-Up Amount, without any retroactive effect, on the relevant Write-Up Date.

(d)    For the avoidance of doubt, no Write-Up Event shall occur (i) after any date fixed for redemption, (ii) after a Liquidation Claim becomes due and payable pursuant to the subordination provisions under Article 12, or (iii) after the occurrence of a Non-Viability Event or a Bankruptcy Event.

Section 14.07.    Notice of Write-Up. (a) If the Issuer determines to effect a Write-Up of Securities, as soon as practicable after such determination, the Issuer shall deliver a written notice to the Holders of the Securities, the Trustee and the Agents, substantially in the form attached hereto as Exhibit D (a “Write-Up Notice”), in accordance with the terms of this Perpetual Subordinated Indenture confirming, among other things, its determination to effect a Write-Up and with respect to the relevant series of Securities: the relevant Write-Up Date, the relevant Write-Up Amount and the Current Principal Amount of all of the relevant series of Securities on the relevant Write-Up Date after giving effect to the relevant Write-Up.

Section 14.08.    No Duty to Monitor Capital Ratio Event. None of the Trustee and the Agents shall be under any duty to determine, monitor or report whether a Capital Ratio Event has occurred or circumstances exist which may lead to the occurrence of a Capital Ratio Event and will not be responsible or liable to the Holders or any other person for any loss arising from any failure by it to do so. Unless and until the Trustee and the Agents receive a Going Concern Write-Down Notice in accordance with Section 14.05, the Trustee and each Agent shall be entitled to assume that no Capital Raito Event or other such event or circumstance has occurred or exists. The Trustee and each Agent shall be entitled, without further enquiry and without liability to any Holder or any other person, to rely on any Going Concern Write-Down Notice and each such Going Concern Write-Down Notice shall be conclusive evidence of the occurrence of the Capital Ratio Event. Each of the Trustee, the Agents, DTC and any other relevant clearing system shall be entitled without further enquiry and without liability to any Holder or any other person to rely conclusively on any Going Concern Write-Down Notice, and the same shall be conclusive and binding on Holders. So long as such Securities are held in global form, neither the Trustee nor the Agents nor any common depository nor any registered holder thereof shall, in any circumstances, be responsible or liable to the Holders or any other person for any act, omission or default by DTC or any other relevant clearing system, or its respective participants, members, any broker-dealer or any other relevant third party with respect to the notification and/or implementation of any Going Concern Write-Down by any of them in respect of such Securities.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Perpetual Subordinated Indenture to be duly executed as of this      day of [                ].

SUMITOMO MITSUI FINANCIAL GROUP, INC.

By:
Name: [ ]
Title: [ ]

THE BANK OF NEW YORK MELLON

By:
Name: [ ]
Title: [ ]

[Perpetual Subordinated Indenture]

EXHIBIT A

Form of Interest Cancellation Notice1

NOTICE TO DTC, TRUSTEE AND AGENTS AND FOR PUBLICATION

AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS OF THE NOTES

[SMFG Letterhead]

To:	The Depository Trust Company

55 Water Street, 25th Floor

New York, NY 10041-0099

Attn: Mandatory Reorganization Department

Fax: +1 (212) 855-5488

Email: mandatoryreorgannouncements@dtcc.com

The Bank of New York Mellon

(as Trustee, Paying Agent, Registrar and Transfer Agent)

240 Greenwich Street

New York, NY 10286

United States of America

Attn: Global Corporate Trust – Sumitomo

Mitsui Financial Group, Inc.

Fax: (+1) 212 815 5915

with a mandatory copy to:

The Bank of New York Mellon,

Singapore Branch

One Temasek Avenue

#02-01 Millenia Tower

Singapore 039192

Attn: Global Corporate Trust – Sumitomo

Mitsui Financial Group, Inc.

Fax: +65 6883 0338

Email: ctsgclientservice@bnymellon.com

Re: Sumitomo Mitsui Financial Group, Inc.’s U.S.$[●] [●]% [Perpetual Subordinated Notes] (CUSIP: [●]; ISIN: [●]) – Notice to DTC, the Trustee, the Agents and Holders and Beneficial Owners of the Notes of [Optional]/[Mandatory] Interest Cancellation

This notice is in relation to Sumitomo Mitsui Financial Group, Inc.’s U.S.$[●] [●]% [perpetual subordinated notes] (CUSIP: [●]; ISIN: [●]) issued on [●], 20[●] (the “Notes”) pursuant to the Perpetual Subordinated Indenture, dated [                ] (the “Perpetual Subordinated Indenture”) between Sumitomo Mitsui Financial Group, Inc. (“SMFG”) and The Bank of New York Mellon, as trustee (the “Trustee”), and offered and sold pursuant to the prospectus supplement dated [●], 20[●] (the “Prospectus Supplement”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Perpetual Subordinated Indenture.

[1]

Note: Prior to sending this notice, the Issuer (or another party on its behalf) should contact DTC (Mandatory Reorganization Announcement Manager, +1-212-855-1000) to notify them of the occurrence of an interest cancellation and to reconfirm the address above. This notice is subject to modification if the Notes are in definitive form or if DTC’s procedures change following the date of this Perpetual Subordinated Indenture.

A-1

SMFG hereby notifies The Depository Trust Company (“DTC”), the Trustee, the Agents and the Holders and beneficial owners of the Notes that SMFG [has determined]/[is required] to cancel [all]/[identify ratio of the interest payment determined to be cancelled by SMFG] of the interest payable on [insert relevant interest payment date] (the “relevant interest payment date) pursuant to Section [3.11]/[3.12] of the Perpetual Subordinated Indenture. Accordingly, [no interest will be payable on the Notes on the relevant interest payment date]/[the aggregate amount of interest on the Notes to be paid on the relevant interest payment date is [                ]].

SMFG requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, the Trustee or any Holders or beneficial owners of the Notes have any inquiries, please contact:

[SMFG Contact Person]

[Telephone]

[Fax]

[Email]

A-2

EXHIBIT B

Form of Write-Down and Cancellation Notice2

NOTICE TO DTC, TRUSTEE AND AGENTS AND FOR PUBLICATION

AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS OF THE NOTES

[SMFG Letterhead]

To:	The Depository Trust Company

55 Water Street, 25th Floor

New York, NY 10041-0099

Attn: Mandatory Reorganization Department

Fax: +1 (212) 855-5488

Email: mandatoryreorgannouncements@dtcc.com

The Bank of New York Mellon

(as Trustee, Paying Agent, Registrar and

Transfer Agent)

240 Greenwich Street

New York, NY 10286

United States of America

Attn: Global Corporate Trust – Sumitomo

Mitsui Financial Group, Inc.

Fax: (+1) 212 815 5915

with a mandatory copy to:

The Bank of New York Mellon,

Singapore Branch

One Temasek Avenue

#02-01 Millenia Tower

Singapore 039192

Attn: Global Corporate Trust – Sumitomo

Mitsui Financial Group, Inc.

Fax: +65 6883 0338

Email: ctsgclientservice@bnymellon.com

Re: Sumitomo Mitsui Financial Group, Inc.’s U.S.$[●] [●]% [Perpetual Subordinated Notes] (CUSIP: [●]; ISIN: [●]) – Notice to DTC, the Trustee, the Agents and Holders and Beneficial Owners of the Notes of the Occurrence of a Non-Viability Event or Bankruptcy Event and Write-Down and Cancellation of the Notes

This notice is in relation to Sumitomo Mitsui Financial Group, Inc.’s U.S.$[●] [●]% [perpetual subordinated notes] (CUSIP: [●]; ISIN: [●]) issued on [●], 20[●] (the “Notes”) pursuant to the Perpetual Subordinated Indenture, dated [                ] (the “Perpetual Subordinated Indenture”) between Sumitomo Mitsui Financial Group, Inc. (“SMFG”) and The Bank of New York Mellon, as trustee (the “Trustee”), and offered and

[2]

Note: Prior to sending this notice, the Issuer (or another party on its behalf) should contact DTC (Mandatory Reorganization Announcement Manager, +1-212-855-1000) to notify them of the occurrence of a Non-Viability Event or Bankruptcy Event and to reconfirm the address above. This notice is subject to modification if the Notes are in definitive form or if DTC’s procedures change following the date of this Perpetual Subordinated Indenture.

B-1

sold pursuant to the prospectus supplement dated [●], 20[●] (the “Prospectus Supplement”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Perpetual Subordinated Indenture.

SMFG hereby notifies The Depository Trust Company (“DTC”), the Trustee, the Agents and the Holders and beneficial owners of the Notes that a [Non-Viability Event]/[Bankruptcy Event] has occurred on [insert date of Non-Viability Event or Bankruptcy Event]. As a result, on [insert Write-Down and Cancellation Date] (the “Write-Down and Cancellation Date”), the full principal amount of the Notes will be permanently written down to zero, the Notes will be cancelled, and SMFG shall be discharged and released from any and all of its obligations to make, the Holders and beneficial owners of the Notes will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against SMFG with respect to, and cannot instruct the Trustee to enforce, any payment of principal of or interest on the Notes (including Additional Amounts with respect thereto, if any), except for any payments of principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the [Non-Viability Event]/[Bankruptcy Event] and remain unpaid.

SMFG hereby instructs DTC to commence the Suspension Period by implementing a “chill” on the clearance and settlement of the Notes within DTC. The Suspension Period shall commence on the Business Day immediately following the date on which this notice is received by DTC, or, if DTC so determines in its discretion in accordance with its rules and procedures, on the second (2nd) New York Banking Day immediately following the date on which this notice is received by DTC, and end on [the Write-Down and Cancellation Date]/[the date on which DTC writes down the full principal amount of the Notes pursuant to its rules and procedures]. Holders and beneficial owners of the Notes will not be able to settle the transfer of any Notes through DTC upon commencement of the Suspension Period, and any sale or other transfer of the Notes that a Holder or beneficial owner of the Notes may have initiated prior to the commencement of the Suspension Period that is scheduled to settle during the Suspension Period will be rejected by, and will not be settled within, DTC.

Further, under the terms of the Notes, DTC is instructed to write-down all participants’ positions held in the Notes in accordance with the following sentence and, as set forth in the Prospectus Supplement, Holders and beneficial owners of the Notes shall lose their entire investment in the Notes and have no further rights with respect to payments of principal of or interest on the Notes (including Additional Amounts with respect thereto, if any) except for any payments of principal or interest (including Additional Amounts respect thereto, if any) that have become due and payable prior to the occurrence of the [Non-Viability Event]/[Bankruptcy Event]. SMFG hereby instructs DTC to write-down the full principal amount of the Notes to zero and to cancel the Notes [on the Write-Down and Cancellation Date]/[at the earliest practicable time pursuant to its rules and procedures]. Upon cancellation of the Notes, the Notes shall become null and void.

If any payment on the Notes is made to a Holder or beneficial owner of the Notes with respect to a payment obligation that did not become due and payable prior to the occurrence of a [Non-Viability Event]/[Bankruptcy Event], then the payment of such amount shall be null and void and the Holder or beneficial owner shall be obliged to return the amount of such payment within ten days after receiving notice of the payment.

SMFG further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, the Trustee or any Holders or beneficial owners of the Notes have any inquiries, please contact:

[SMFG Contact Person]

[Telephone]

[Fax]

[Email]

B-2

EXHIBIT C

Form of Going Concern Write-Down Notice3

NOTICE TO DTC, TRUSTEE AND AGENTS AND FOR PUBLICATION

AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS OF THE NOTES

[SMFG Letterhead]

To:	The Depository Trust Company

55 Water Street, 25th Floor

New York, NY 10041-0099

Attn: Mandatory Reorganization Department

Fax: +1 (212) 855-5488

Email: mandatoryreorgannouncements@dtcc.com

The Bank of New York Mellon

(as Trustee, Paying Agent, Registrar and

Transfer Agent)

240 Greenwich Street

New York, NY 10286

United States of America

Attn: Global Corporate Trust – Sumitomo

Mitsui Financial Group, Inc.

Fax: (+1) 212 815 5915

with a mandatory copy to:

The Bank of New York Mellon,

Singapore Branch

One Temasek Avenue

#02-01 Millenia Tower

Singapore 039192

Attn: Global Corporate Trust – Sumitomo

Mitsui Financial Group, Inc.

Fax: +65 6883 0338

Email: ctsgclientservice@bnymellon.com

Re: Sumitomo Mitsui Financial Group, Inc.’s U.S.$[●] [●]% [Perpetual Subordinated Notes] (CUSIP: [●]; ISIN: [●]) – Notice to DTC, the Trustee, the Agents and Holders and Beneficial Owners of the Notes of the Occurrence of a Capital Ratio Event and Going Concern Write-Down of the Notes

This notice is in relation to Sumitomo Mitsui Financial Group, Inc.’s U.S.$[●] [●]% [perpetual subordinated notes] (CUSIP: [●]; ISIN: [●]) issued on [●], 20[●] (the “Notes”) pursuant to the Perpetual Subordinated Indenture, dated [                ] (the “Perpetual Subordinated Indenture”) between Sumitomo Mitsui Financial Group, Inc. (“SMFG”) and The Bank of New York Mellon, as trustee (the “Trustee”), and offered and sold pursuant to the prospectus supplement dated [●], 20[●] (the “Prospectus Supplement”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Perpetual Subordinated Indenture.

[3]

Note: Prior to sending this notice, the Issuer (or another party on its behalf) should contact DTC (Mandatory Reorganization Announcement Manager, +1-212-855-1000) to notify them of the occurrence of a Capital Ratio Event and to reconfirm the address above. This notice is subject to modification if the Notes are in definitive form or if DTC’s procedures change following the date of this Perpetual Subordinated Indenture.

C-1

SMFG hereby notifies The Depository Trust Company (“DTC”), the Trustee, the Agents and the Holders and beneficial owners of the Notes that a Capital Ratio Event has occurred on [insert date of Capital Ratio Event]. As a result, on [insert Going Concern-Write Down Date] (the “Going Concern Write-Down Date”), the Going Concern Write-Down will take effect and the Current Principal Amount of the Notes will be reduced by the relevant Going Concern Write-Down Amount, as calculated in accordance with Section [14.01] of the Perpetual Subordinated Indenture. The Going Concern Write-Down Amount in respect of all of the Notes will be $[                ], and after giving effect to the Going Concern Write-Down, the Notes will have a Current Principal Amount of $[                ] in the aggregate. SMFG shall be discharged and released from any and all of its obligations with respect to the payment of the Current Principal Amount of or interest on the Notes to the extent related to the Going Concern Write-Down Amount), except for payments of principal or interest that have become due and payable prior to the occurrence of the Capital Ratio Event and remain unpaid. Holders and beneficial owners of the Notes will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against SMFG with respect to, and cannot instruct the Trustee to enforce, any payment of principal of the Notes to the extent of the Going Concern Write-Down Amount or interest thereon (including Additional Amounts with respect thereto, if any), except for any payments of principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Capital Ratio Event and remain unpaid.

If any payment on the Notes is made to a Holder or beneficial owner of the Notes with respect to a payment obligation that was subject to the Going Concern Write-Down that did not become due and payable prior to the occurrence of a Capital Ratio Event, then the payment of such amount shall be null and void and the Holder or beneficial owner shall be obliged to return the amount of such payment within ten days after receiving notice of the payment.

SMFG requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, the Trustee or any Holders or beneficial owners of the Notes have any inquiries, please contact:

[SMFG Contact Person]

[Telephone]

[Fax]

[Email]

C-2

EXHIBIT D

Form of Write-Up Notice4

NOTICE TO DTC, TRUSTEE AND AGENTS AND FOR PUBLICATION

AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS OF THE NOTES

[SMFG Letterhead]

To:	The Depository Trust Company

55 Water Street, 25th Floor

New York, NY 10041-0099

Attn: Mandatory Reorganization Department

Fax: +1 (212) 855-5488

Email: mandatoryreorgannouncements@dtcc.com

The Bank of New York Mellon

(as Trustee, Paying Agent, Registrar and

Transfer Agent)

240 Greenwich Street

New York, NY 10286

United States of America

Attn: Global Corporate Trust – Sumitomo

Mitsui Financial Group, Inc.

Fax: (+1) 212 815 5915

with a mandatory copy to:

The Bank of New York Mellon,

Singapore Branch

One Temasek Avenue

#02-01 Millenia Tower

Singapore 039192

Attn: Global Corporate Trust – Sumitomo

Mitsui Financial Group, Inc.

Fax: +65 6883 0338

Email: ctsgclientservice@bnymellon.com

Re: Sumitomo Mitsui Financial Group, Inc.’s U.S.$[●] [●]% [Perpetual Subordinated Notes] (CUSIP: [●]; ISIN: [●]) – Notice to DTC, the Trustee, the Agents and Holders and Beneficial Owners of the Notes of the occurrence of a Write-Up Event and Write-Up of the Notes

This notice is in relation to Sumitomo Mitsui Financial Group, Inc.’s U.S.$[●] [●]% [perpetual subordinated notes] (CUSIP: [●]; ISIN: [●]) issued on [●], 20[●] (the “Notes”) pursuant to the Perpetual Subordinated Indenture, dated [                ] (the “Perpetual Subordinated Indenture”) between Sumitomo Mitsui Financial Group, Inc. (“SMFG”) and The Bank of New York Mellon, as trustee (the “Trustee”), and offered and sold pursuant to the prospectus supplement dated [●], 20[●] (the “Prospectus Supplement”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Perpetual Subordinated Indenture.

[4]

Note: Prior to sending this notice, the Issuer (or another party on its behalf) should contact DTC (Mandatory Reorganization Announcement Manager, +1-212-855-1000) to notify them of the occurrence of a Write-Up Event and to reconfirm the address above. This notice is subject to modification if the Notes are in definitive form or if DTC’s procedures change following the date of this Perpetual Subordinated Indenture.

D-1

SMFG hereby notifies The Depository Trust Company (“DTC”), the Trustee, the Agents and the Holders and beneficial owners of the Notes that SMFG has determined to effect a Write-Up of the Notes pursuant to Section [14.07] of the Perpetual Subordinated Indenture. As a result, on [insert Write-Up Date] (the “Write-Up Date”), the Write-Up will take effect and the Current Principal Amount of the Notes will be increased by the relevant Write-Up Amount, as calculated in accordance with Section [14.07(a)] of the Perpetual Subordinated Indenture. The Write-Up Amount in respect of all of the Notes will be $[                ], and after giving effect to the Write-Up, the Notes will have a Current Principal Amount of $[                ] in the aggregate.

Claims of Holders of the Notes with respect to payments of principal of the Notes that were previously waived upon the occurrence of a Going Concern Write-Down, and SMFG’s obligations to pay the principal of the Notes that were previously discharged and released upon the occurrence of a Going Concern Write-Down, shall be deemed reinstated, and such waiver, discharge and release previously given or granted shall be of no further effect, to the extent of the Write-Up Amount, without any retroactive effect, on the Write-Up Date.

SMFG requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, the Trustee or any Holders or beneficial owners of the Notes have any inquiries, please contact:

[SMFG Contact Person]

[Telephone]

[Fax]

[Email]

D-2